                                                                    EXHIBIT 10.4



                             GAS SERVICE AGREEMENT
                                    BETWEEN
                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                                    (BUYER)
                                      AND
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                      AND
                           ELIZABETHTOWN GAS COMPANY
                                   (SELLERS)




[*] Indicates provisions redacted pursuant to request for confidential treatment submitted to the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933.

                                     INDEX
                                     -----

                                                       PAGE
                                                       ----
ARTICLE  1  DEFINITIONS                                 2
ARTICLE  2  COMMITMENTS                                 9
ARTICLE  3  SERVICES                                   11
ARTICLE  4  RATES AND CHARGES                          24
ARTICLE  5  DELIVERY AND RECEIPT                       27
ARTICLE  6  POSSESSION, TITLE, WARRANTY AND LIABILITY  30
ARTICLE  7  TERM                                       32
ARTICLE  8  ACCOUNTING AND PAYMENT                     33
ARTICLE  9  MEASUREMENT AND DELIVERY CONDITIONS        37
ARTICLE 10  FACILITIES                                 39
ARTICLE 11  FORCE MAJEURE                              40
ARTICLE 12  LIMITATION OF LIABILITY                    44
ARTICLE 13  DEFAULTS; RIGHT TO CURE                    45
ARTICLE 14  ACTIONS REQUIRED TO SATISFY CERTAIN        47
            CONDITIONS
ARTICLE 15  ASSIGNMENT OF INTERESTS                    50
ARTICLE 16  ECONOMIC CHANGES                           52
ARTICLE 17  NOTICES AND ADDRESSES                      55
ARTICLE 18  MISCELLANEOUS                              57
ARTICLE 19  ARBITRATION                                59

EXHIBIT "A"   [*]
EXHIBIT "B"   SELLERS' BASE RATES
EXHIBIT "C"   [*]
EXHIBIT "D"   [*]
EXHIBIT "E"   [*]
EXHIBIT "F"   [*]
EXHIBIT "G"   [*]
EXHIBIT "H"   SELLERS' LETTERS OF REPRESENTATIONS

                             GAS SERVICE AGREEMENT

                                   PREAMBLE
                                   --------

         THIS GAS SERVICE AGREEMENT, hereinafter referred to as the "Agreement", is entered into and effective this 13th day of July, 1990, between COGEN TECHNOLOGIES LINDEN VENTURE, L.P., hereinafter referred to as "Buyer", and PUBLIC SERVICE ELECTRIC AND GAS COMPANY ("PSE&G") and ELIZABETHTOWN GAS COMPANY ("Elizabethtown"), hereinafter jointly referred to as "Sellers".

         WHEREAS, Buyer proposes to finance, construct, own and operate a cogeneration facility in Linden, New Jersey (the "Facility") and has entered into a Power Purchase Agreement under which it will sell the net energy and capacity of the Facility; and

         WHEREAS, Sellers propose to transport and sell, and Buyer proposes to receive and purchase, Natural Gas to be used as fuel for the generation of electricity and steam at the Facility; and

         WHEREAS, Sellers desire to obtain a firm supply of Natural Gas for their systems during certain Peak Periods and Buyer proposes to provide Sellers such firm supply as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants hereinafter set forth, the sufficiency of which is hereby acknowledged, Buyer and Sellers agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

         Unless another meaning is expressly stated, the following words and terms wherein used in this Agreement shall have the following meaning:

    1.1  "Agreement" shall mean this contract, including all exhibits attached
          ---------
hereto and amendments hereof that may be made from time to time.

    1.2  "Annual Period" shall mean any one of a succession of consecutive
          -------------
twelve-month periods, the first of which shall begin on the Date of Initial Commercial Operation of the Facility.

    1.3  "Average Cost of Interstate Transportation"  [*]
          -----------------------------------------

    1.4  "Base Rates" shall mean those rates contained in all of Sellers' gas
          ----------
tariff rate schedules (designated as P.U.C.N.J. No. 10 Gas for PSE&G and B.P.U. No. 10 Gas for Elizabethtown) as updated from time to time, excluding Gas costs. Copies of Sellers' rate schedules are attached as Exhibit "B".

    1.5  "BPU" shall mean the New Jersey Board of Public Utilities or successor
          ---
agency.

    1.6  "Butane Service" shall mean the butane supply and storage service to be
          --------------
provided by Buyer to Sellers at Exxon's Linden Plant, as provided herein.

    1.7  "Buyer" shall mean Cogen Technologies Linden Venture, L.P., a Delaware
          -----
limited partnership.

    1.8  "Commercial Operation of the Facility" shall mean the production of
          ------------------------------------
electricity by Buyer at the Facility, upon completion of testing the Facility, as such term is defined in the Power Purchase Agreement.

    1.9  "Commodity Cost" shall mean [*]
          --------------

[*]

    1.10  "Con Ed" shall mean Consolidated Edison Company of New York, Inc.
           ------

    1.11  "Construction Conversion Date" shall mean the date construction loan
           ----------------------------
proceeds are released under the Construction Loan Agreement sufficient to undertake the completion of the Facility, as specifically defined in the Construction Loan Agreement.

    1.12  "Construction Loan Agreement" shall mean the contract dated as of
           ---------------------------
February 15, 1990, among Buyer, the lenders parties thereto and General Electric Power Funding Corporation, as Agent, which provides for the pre-construction and construction financing for the Facility, as such contract may be amended, supplemented or otherwise modified from time to time.

    1.13  "Date of Initial Commercial Operation of the Facility" shall mean the
           ----------------------------------------------------
Day which begins at 12:01 a.m. on the first Day of the month which immediately follows the date Buyer designates in writing to Con Ed as the initial date of Commercial Operation of the Facility.

    1.14  "Day" shall mean a period of consecutive hours beginning 8:00 a.m.
           ---
(Eastern time) and ending at 8:00 a.m. the following calendar day.

    1.15  "Dekatherm" or "Dth" shall mean ten (10) therms of heating value.
           ---------      ---

    1.16  "Delivery Point(s)" shall mean the point or points of interconnection
           -----------------
between the outlet of Sellers' meter and Buyer's Facility.

    1.17  "Elizabethtown" shall mean Elizabethtown Gas Company.
           -------------

    1.18  "Extended Gas Service" shall mean the interruptible Gas service in
           --------------------
addition to the Resale Service and any Sales Service rendered by Sellers to Buyer during a Peak Period.

    1.19  "Exxon" shall mean Exxon Corporation.
           -----

    1.20  "Facility" shall mean Buyer's cogeneration plant and all appurtenant
           --------
structures and equipment including Buyer's electrical and steam interconnection facilities and real property interests owned, leased, or subleased by Buyer in and around Linden, New Jersey, as described in the filing made with the FERC in Docket No. QF90-65-000, for the purpose of producing steam and generating electricity. The Facility is designed to produce electric power and steam and consume approximately 143,500 Dekatherms of Gas per Day at full output. The expected fuel profile for the Facility is set forth in Exhibit "D" hereto.

    1.21  "FERC" shall mean the Federal Energy Regulatory Commission or
           ----
successor agency.

    1.22  "Gas" or "Natural Gas" shall mean gas of a quality acceptable for
           ---      -----------
delivery into the systems of Transporter(s) or Sellers, as applicable, or other gases acceptable for normal use in Buyer's Facility.

    1.23  "Gas Tariff" shall mean any tariff of Sellers or Transporter(s)
           ----------
setting forth the terms and conditions for sales or transportation services which is filed with a Governmental Authority.

    1.24  "GEPFC" shall mean General Electric Power Funding Corporation.
           -----

    1.25  "Governmental Authority" shall mean any federal, state or local
           ----------------------
governmental entity exercising jurisdiction over rates, services, operations and/or facilities subject to this Agreement.

    1.26  "Linden Plant" shall mean the refining and chemical plants operated by
           ------------
Exxon in Linden, New Jersey.

    1.27  "Maximum Quantity" shall mean one hundred and forty-three thousand,
           ----------------
five hundred (143,500) Dekatherms per Day of Natural Gas.

    1.28  "MW" or "Megawatts" shall mean one thousand kilowatts of electricity.
           --      ---------

    1.29  "Minimum Quantity" shall mean seventy-three thousand (73,000)
           ----------------
Dekatherms per Day of Natural Gas.

    1.30  "Peak Period" shall mean any Day if the U.S. Weather Bureau has
           -----------
forecasted that the mean temperature at Newark International Airport for such Day will be [*] degrees Fahrenheit or less.

    1.31  "Power Purchase Agreement" shall mean Contract No. 344, dated April
           ------------------------
14, 1989, between Buyer and Con Ed,
covering the sale of electricity from the Facility, and any amendments thereto that may be made from time to time.

    1.32  "PSE&G" shall mean Public Service Electric and Gas Company.
           -----

    1.33  "Receipt Point(s)" shall mean the points on the pipeline system(s) of
           ----------------
Transporter(s) at which Buyer delivers Gas to Sellers in connection with the Resale Service. The initial Receipt Point(s), when determined by the mutual agreement of the parties, shall be set forth in Exhibit "E" hereto and may be changed by mutual agreement in the future. Neither Buyer's nor Sellers' agreement shall be unreasonably withheld or delayed.

    1.34  "Requested Service Date" shall mean the Day that Buyer is obligated to
           ----------------------
begin accepting and Sellers are obligated to begin rendering the Resale Service and/or Sales Service hereunder, as set forth in paragraph 3.7 hereof.

    1.35  "Resale Service" shall mean the service provided by Sellers to Buyer
           --------------
whereunder Sellers purchase Gas from Buyer at the Receipt Point(s) and resell equal volumes, less Shrinkage, to Buyer at the Delivery Point. The Resale Service volume shall be eighty-five thousand (85,000) Dekatherms per Day, at the Delivery Point, after allowance for Shrinkage, as provided herein.

    1.36  "Sales Service" shall mean the service provided by Sellers to Buyer
           -------------
whereunder Sellers sell Buyer their system supplies of Natural Gas at the Delivery Point. The Sales Service volume shall range from a minimum volume of zero (0) to a maximum volume of fifty-eight thousand, five hundred (58,500) Dekatherms per Day, as provided herein.

    1.37  "Shrinkage" shall mean any Natural Gas retained by Transporter(s) for
           ---------
fuel or line loss in connection with the transportation of Natural Gas on behalf of Sellers.

    1.38  "Sellers" shall mean PSE&G and Elizabethtown.
           -------

    1.39  "Transporter(s)" shall mean the interstate pipeline companies
           --------------
originating in the production areas of Texas, Louisiana, the Gulf of Mexico and the Gulf coast, that sell to and/or transport Natural Gas on behalf of Sellers.

    1.40  "Transportation Agreement(s)" shall mean any agreements under which
           ---------------------------
Transporter(s) transport Natural Gas on behalf of Sellers from the Gulf coast area to New Jersey.

    1.41  "Weighted Average Cost of Storage" or "WACS" shall mean [*]
           --------------------------------      ----

    1.42  "Weighted Average Transportation Demand Charge" or "WATDC" shall mean
           ---------------------------------------------      -----
[*].

                                   ARTICLE 2

                                  COMMITMENTS
                                  -----------

    2.1 Buyer's Commitments. Pursuant to the terms and conditions of this
        -------------------
Agreement, in order to satisfy the fuel requirements of the Facility, Buyer commits:

          (a) to contract for a year-round supply of Natural Gas of eighty-five thousand (85,000) Dekatherms per Day, plus Shrinkage, which supply will be firm for the months of December through March, and to utilize the firm transportation capacity arranged by Sellers on Transporter(s)' systems;

          (b) to contract for such firm Gas supply by June 1 preceding each December through March period and to promptly furnish copies of such contracts to Sellers;

          (c) to purchase Natural Gas from Sellers pursuant to the Resale Service and Sales Service described in Article 3 hereof;

          (d) to acquire from Exxon's Linden Plant, and to dedicate to Sellers, one hundred thousand (100,000) barrels of butane storage capacity for exclusive use by Sellers during each November 15 through March period and to purchase an initial fill of one hundred thousand (100,000) barrels of butane by November 15 of each year as provided in paragraph 3.4, and two (2) refills each equal to one hundred thousand (100,000) barrels of butane, for use by Sellers during each November 15 through March period; and

          (e) to act with due diligence and use reasonable efforts to obtain all necessary permits and regulatory approvals required to utilize the services provided herein and to cooperate with Sellers in seeking such approvals and permits.

    2.2 Sellers' Commitments. Pursuant to the terms and conditions of this
        --------------------
Agreement, in order to satisfy the fuel requirements of the Facility, Sellers commit:

          (a) to increase Sellers' firm transportation capacity on Transporter(s)' systems for a period of at least fifteen (15) years, in order to have available sufficient Gas supply and transportation capacity on Transporter(s)' systems to render the services to be provided hereunder by the Requested Service Date, to utilize reasonable efforts to maintain sufficient capacity for the remaining term of this Agreement to render the services hereunder and to notify Buyer within fifteen (15) Days of the termination of any long-term firm Transportation Agreements with Transporter(s) covering volumes of at least twenty-five thousand (25,000) Dekatherms per Day;

          (b) to arrange for interruptible transportation of Buyer's Gas on Transporter(s)' systems if firm transportation capacity is not available and to provide interruptible Sales Service;

          (c) to sell Natural Gas to Buyer pursuant to the Resale Service and Sales Service described in Article 3 hereof;

          (d) following the Construction Conversion Date, to construct certain pipeline and related facilities necessary to furnish the services to be provided hereunder; and

          (e) to petition for BPU approval of the services to be rendered by Sellers hereunder and to act with due diligence, use reasonable efforts and cooperate with Buyer and Transporter(s) in seeking approvals from other Governmental Authority.

                                   ARTICLE 3

                                   SERVICES
                                   --------

    3.1  Testing Service. Prior to the Requested Service Date, if requested by
         ---------------
Buyer, Sellers shall make reasonable efforts to sell Gas to Buyer from their systems' supplies and to arrange for the transportation of Gas through Transporter(s)' systems for the testing of the Facility on Days other than during a Peak Period. Sellers, in their sole discretion, may further provide Extended Gas Service for the testing of the Facility during a Peak Period, if requested by Buyer. If adequate service is not provided by Sellers for the testing of the Facility, Buyer may purchase Gas from third-parties for such testing and Sellers shall make reasonable efforts to have such Gas transported through Transporter(s) and to deliver the same to the Facility providing doing so does not materially adversely affect Sellers or Sellers' other customers. Buyer shall have the exclusive right to use any butane purchased under paragraph 3.4 for the testing of the Facility.

    3.2  Resale Service. Subject to the provisions hereof, on and after the
         --------------
Requested Service Date, Sellers shall purchase the Natural Gas acquired by Buyer from third-parties in a volume of eighty-five thousand (85,000) Dekatherms per Day, plus Shrinkage, at the Receipt Point(s), which supply will be firm for the months of December through March, and shall resell the same quantity, less Shrinkage, of Natural Gas to Buyer at the Delivery Point. Sellers shall provide Resale Service of at least the Minimum Quantity of Gas and/or butane on a continuous, year-round basis. Sellers shall not be obligated during any Day to purchase Gas from Buyer at the Receipt Point(s) in quantities in excess of those purchased by Buyer at the Delivery Point, adjusted for Shrinkage, or to deliver to Buyer at the Delivery Point quantities in excess of those sold to Sellers at the Receipt Point(s), adjusted for Shrinkage.

    3.3  Sales Service. Subject to the provisions hereof, on and after the
         -------------
Requested Service Date, in addition to the Resale Service, Sellers shall provide a Sales Service to Buyer with deliveries ranging from a minimum volume of zero
(0) to a maximum volume of fifty-eight thousand, five hundred (58,500) Dekatherms per Day, as nominated by Buyer pursuant to paragraph 3.12 hereof.

    3.4  Butane Service. Buyer shall provide the Butane Service described in
         --------------
paragraph 2.1(d) hereof. The initial [*] filling of the butane storage capacity will be completed by [*] of each year and the additional two (2) refillings will be made on the dates required by Sellers in an annual notification to be given to Buyer not later than November 1 for butane deliveries to be made during the ensuing winter season, unless the parties mutually agree otherwise. Buyer shall bear all costs and liabilities attendant with this butane service, including the cost of butane and butane storage, but excluding Sellers' costs, if any, related thereto. [*] butane purchased by Buyer shall be dedicated for the exclusive use at Buyer's Facility, unless Buyer, with Sellers' approval, elects to sell such butane to a third-party. Sellers shall schedule the use of this Butane Service pursuant to an operating schedule determined by Sellers; provided, however (i) such schedule shall not interfere with Buyer's obligations under the Power Purchase Agreement and (ii) butane shall be scheduled in seven thousand (7,000) barrel per Day increments. Sellers commit to use of the [*] butane contracted for by Buyer by March 31 of each winter season unless the parties mutually agree otherwise. If requested by Sellers, Buyer shall use reasonable efforts to contract for additional butane storage capacity, arrange for additional butane shipments, and utilize additional butane, if operationally and environmentally possible, the cost of which shall be borne by Sellers.

    3.5  Extended Gas Service. Sellers, in their sole discretion, may provide
         --------------------
Extended Gas Service to Buyer during a Peak Period, in excess of the Resale Service and any Sales Service provided hereunder, or for testing of the Facility, if such service is requested by Buyer.

    3.6  Service Conditions. Buyer's commitment to provide the Butane Service in
         ------------------
paragraph 3.4 is contingent upon Sellers' providing the Resale Service and Sales Service at the minimum levels provided hereunder. Sellers' commitment to provide uninterrupted service of the Minimum Quantity hereunder is contingent upon Buyer's providing an uninterrupted Gas supply of eighty-five thousand (85,000) Dekatherms per Day and upon Buyer's providing the [*] Butane Service in accordance with the schedule specified by Sellers and accomplishing the delivery of the butane to the Facility when designated by Sellers.

    In addition to any other remedy Sellers may have under this Agreement, failure by Buyer to provide all or part of the Resale Service supply (subject to the tolerance set forth in paragraph 5.3) during a Peak Period for any reason, including force majeure, shall proportionately reduce Sellers' commitment to provide the otherwise uninterruptible Minimum Quantity of Resale Service by the amount of any such failure. Furthermore, failure by Buyer to provide the Butane Service during a Peak Period in accordance with the operating schedule established by Sellers shall permit Sellers to suspend the otherwise uninterruptible Minimum Quantity of Resale Service; provided, however, notwithstanding the other provisions of this paragraph, if Buyer's failure to meet said schedule for butane deliveries does not coincide with any Peak Period(s) or does not materially adversely affect Sellers' ability to render service to Buyer during a Peak Period, Buyer shall nevertheless be entitled to receive the Minimum Quantity hereunder.

    3.7 Commencement of Service. On or before the earlier of the Construction
        -----------------------
Conversion Date or April 1, 1991, Buyer shall give Sellers written notice of the Requested Service Date, which Requested Service Date shall be no earlier than [*] after Sellers' receipt of such notice and no later [*], unless otherwise agreed by the parties hereto. On or before October 1, 1991, Buyer shall have the right to change the Requested Service Date by giving Sellers written notice thereof, which change shall not vary from the initially requested date by more than [*] Days and, in any event, shall be no earlier than March 1, 1992, and no later than July 1, 1993. The Requested Service Date may be changed by mutual agreement of the parties.

    3.8 Failure To Commence Service. If Buyer is prepared to accept, but Sellers
        ---------------------------
are unable to provide, the services hereunder on the Requested Service Date, Sellers shall have no liability to Buyer providing Sellers have used due diligence to have such service available, and Sellers shall continue to make all reasonable efforts to place themselves in a position to provide the services contemplated hereunder. Under such circumstances, [*] , Sellers shall nevertheless provide [*] transportation for the Minimum Quantity hereunder and arrange for [*] transportation of the balance of the Resale Service and Sales Service volumes on Transporter(s)' systems until sufficient firm transportation capacity is acquired by Sellers to satisfy Buyer's requirements hereunder. Under such circumstances, [*] through March, Sellers shall make reasonable efforts to provide [*] transportation of the Minimum Quantity hereunder and shall arrange for the [*] transportation of the balance of the Resale Service and Sales Service volumes on Transporter(s)' systems until sufficient firm transportation capacity is acquired. If Sellers have not acquired sufficient firm transportation capacity on Transporter(s)' systems to render the services hereunder following the later of the Requested Service Date or the Date of Initial Commercial Operation of the Facility or, after acquiring such firm capacity, if Sellers do not retain the same during the term of this Agreement, Buyer may contract with third parties to purchase fuel supplies and firm transportation capacity for the Facility to supplement any services provided by Sellers hereunder. Buyer may continue such purchases until sixty (60) days following Buyer's receipt of Sellers' written notice that it can provide the required services hereunder. Buyer shall have no obligation to perform under paragraph 3.4, and shall have the exclusive use of any butane purchased thereunder and to modify the operating schedule as it sees fit, until Sellers commence Resale Service and Sales Service hereunder.

    3.9  Failure To Accept Services. If Sellers are prepared to provide the
         --------------------------
services hereunder on or after the Requested Service Date and Buyer has not achieved Commercial Operation of the Facility by such date, Buyer shall reimburse Sellers [*]

[*]

   3.10 [*] paragraph 3.9, providing Sellers have furnished to Buyer on or before such date a written representation that Sellers have entered into contracts to acquire additional firm transportation capacity on Transporter(s)' systems which, when in service together with other transportation capacity available to Sellers, will be sufficient to render the services to be provided hereunder. A copy of Sellers' written representation is attached hereto and made a part hereof as

Letter No. 1 in Exhibit "H". If Sellers have not furnished Buyer such written representation by the Construction Conversion Date, Buyer's obligation to provide the letter of credit shall be suspended until [*] Days following Buyer's receipt of Sellers' written representation.

          Within [*] Days of Buyer's receipt of Sellers' written representation that the FERC has approved Transporter(s)' application(s) to furnish Sellers additional firm transportation capacity on their systems which, when in service together with other transportation capacity available to Sellers, will be sufficient to permit Sellers to render firm delivery services for at least the Minimum Quantity hereunder in accordance with the terms of this Agreement, Buyer shall provide Sellers an additional irrevocable letter of credit [*],as further security for Buyer's potential [*] reimbursement obligation. A copy of Sellers' written representation is attached hereto and made a part hereof as Letter No. 2 in Exhibit "H".

          Within [*] Days of Buyer's receipt of Sellers' written representation that they are prepared to render Buyer firm, uninterruptible transportation service of at least the Minimum Quantity on a year-round basis in accordance with the terms of this Agreement, Buyer shall provide Sellers an additional irrevocable letter of credit [*] as final security for Buyer's potential [*] reimbursement obligation. Upon the receipt of such letter of credit, Sellers shall have the obligation to provide firm transportation of the Minimum Quantity on the later of the Requested Service Date or the date such letter of credit is furnished, as provided in this Agreement. A copy of Sellers' written representation is attached hereto and made a part hereof as Letter No. 3 in Exhibit "H".

          The conditions imposed for Buyer's posting of the [*] letter of credit must be satisfied before Buyer is required to furnish the other letters of credit hereunder. Likewise, the conditions imposed for Buyer's posting of the [*] letter of credit must be satisfied before Buyer is required to furnish the last letter of credit hereunder.

          If Buyer fails to reimburse Sellers [*] in accordance with paragraph 3.9, Sellers may draw upon the letter(s) of credit for the amounts due but not paid. Buyer shall have no obligation to maintain any balance under the letter(s) of credit [*] Days after the Date of Initial Commercial Operation of the Facility. Prior to the Date of Initial Commercial Operation of the Facility, Buyer shall have no obligation to reimburse Sellers [*] other than the amounts specified in paragraph 3.9 hereof.

    3.11 Delayed Commencement of Service. If Buyer is unable to accept, but
         -------------------------------
Sellers are prepared to provide, the services hereunder on or after the Requested Service Date, Sellers shall not be obligated to commence services hereunder until [*] following Sellers' receipt of written notice from Buyer of the new date on which Buyer requests Sellers to commence Resale Service and Sales Service hereunder. In such event, Sellers shall use reasonable efforts to commence services as soon as possible after the receipt of such notice.

    3.12 Nominations. Whenever reasonably requested by Sellers, Buyer shall
         -----------
provide Sellers with its best forecast of the Gas requirements for Sales Service and Resale Service. At least twenty-four (24) hours in advance of each Day, Buyer shall give Sellers notice of its best estimate of the quantities of Sales Service and Resale Service that Buyer will require for the next Day to enable Sellers to comply with the scheduling provisions of Transporter(s). Sellers shall not be obligated, but shall use reasonable efforts to provide, volumes in excess of those specified in such notification by Buyer. In addition to any butane used at the Facility in accordance with paragraph 3.15 hereof, unless specifically agreed otherwise by the parties, Resale Service deliveries shall be scheduled to meet the first eighty-five thousand (85,000) Dekatherms per Day of Gas required at the Facility. Sales Service deliveries shall be scheduled to meet the remaining Gas requirements of the Facility. Buyer shall receive and Sellers shall deliver at the Delivery Point the nominated quantities as nearly as possible at uniform hourly rates. Buyer may reduce the scheduled daily quantities hereunder during any Day, without regard to any prior nomination, by notifying Sellers, as far in advance as possible but in no event later than [*] any reduction in the nominated quantities and twenty-four (24) hours in advance of a reduction in combined Resale Service and Sales Service volumes in excess of [*] Dekatherms per Day. Any such changes shall be kept to the minimum permitted by operating conditions or as required by the Power Purchase Agreement. Buyer's notices shall also include the expected duration of such reduction.

    3.13 Interruptions; Minimum Quantity. Notwithstanding anything to the
         -------------------------------
contrary herein, upon [*] notice to Buyer, during any Peak Period, Sellers may fully interrupt the Sales Service and may curtail the Resale Service down to the Minimum Quantity. Sellers' obligation to deliver the Minimum Quantity shall be subject to Buyer fulfilling the commitments set forth in paragraph 3.6 hereof. Sellers shall have the option of substituting butane for Natural Gas upon [*] notice to satisfy their Resale Service Minimum Quantity obligation. If Buyer uses quantities of Gas in excess of the quantities provided herein during periods of interruption or curtailment in Peak Periods, Sellers shall have the right to limit deliveries to the authorized quantities and all such unauthorized overrun quantities shall be subject to the penalty provided in PSE&G's CIG or successor tariff for Gas used during interruptions.

    3.14 Quantity Adjustments. No later than [*] Days prior to the end of the
         --------------------
first Annual Period, Buyer and Sellers shall negotiate in good faith to adjust the quantities of Sales Service Gas to be provided hereunder, to correspond with the actual fuel requirements of the Facility needed to satisfy Buyer's obligations under the Power Purchase Agreement. Such adjustment shall not exceed seven thousand (7,000) Dekatherms per Day. After the fifteenth (15th) Annual Period, Buyer and Sellers shall negotiate in good faith to further adjust the quantities of Gas and butane to be provided hereunder, to correspond with the anticipated fuel requirements of the Facility to reflect any anticipated changes in electricity purchases by Con Ed under the Power Purchase Agreement.

    3.15 Exclusivity. Except for the butane purchased pursuant to this Agreement
         -----------
and up to 4,000 barrels per Day of butane purchased from Exxon during the May 1 through November 1 period, Buyer agrees that Natural Gas transported and/or sold by Sellers under this Agreement, including volumes delivered pursuant to paragraph 3.1 hereof, shall be the sole source of fuel for the Facility during the term of this Agreement; provided, however, during periods of service interruption or curtailment by Sellers hereunder or during periods when all of the Sales Service Gas and required firm transportation capacity for Resale Service is not available, Buyer may purchase and/or have transported Natural Gas or other fuels from suppliers other than Sellers to the extent needed by Buyer to supplement the quantities available from Sellers hereunder. During such periods of fuel substitution, Sellers will cooperate with Buyer to utilize Sellers' local distribution systems on an economically appropriate and non-discriminatory basis.

    3.16 Emergency Curtailments. Sellers shall have the right to curtail
         ----------------------
deliveries hereunder in the event of an emergency on Transporter(s)' or Sellers' systems which affect service hereunder. Buyer shall be responsible for any penalties assessed by Transporter(s) due to Buyer's refusal to reduce Natural Gas usage after notification of any such emergency.

                                   ARTICLE 4

                               RATES AND CHARGES
                               -----------------

    4.1  Testing Service. The price per Dekatherm payable by Buyer to Sellers
         ---------------
for the delivery of any Gas for the testing of the Facility prior to the Requested Service Date shall be equal to the price payable for the respective services under paragraphs 4.2, 4.3 and 4.5 hereof. If Sellers do not have sufficient transportation capacity and/or Gas supplies to render service for the testing of the Facility and Buyer purchases Gas from a third-party for that purpose, the price per Dekatherm payable by Buyer to Sellers for the delivery of such third-party Gas shall be equal to the sum of:

          (a) [*]

          (b) [*]

    4.2 Resale Service. The price per Dekatherm payable by Buyer for the Resale
        --------------
Service in any month shall be equal to the sum of:

          (a) [*]

          (b) [*]

          (c) [*]

    4.3 Sales Service. The price per Dekatherm payable by Buyer for the Sales
        -------------
Service in any month during the period from April 1 through November 30 shall be equal to the sum of:

          (a) [*]

          (b) [*]

          [*]

          (c) [*]

    For the period from December 1 through March 31, the monthly price per Dekatherm payable by Buyer for the first thirty thousand (30,000) Dekatherms per Day of Sales Service shall be equal to the sum of (a), (b) and (c) of this paragraph 4.3. For any amounts of Sales Service exceeding [*] during said December 1 through March 31 period, the price payable by Buyer per Dekatherm for such amounts each month shall be equal to the sum of (a), (b) and (c) of this paragraph 4.3 plus an additional charge equal to Sellers' [*].

    4.4 Butane Service. Buyer shall be responsible for paying all costs
        --------------
associated with the [*] thousand [*] barrels of Butane Service during each November 1 through March 31 period, as provided in paragraph 3.4. Buyer shall not be obligated to pay Sellers for the basic [*] barrels of Butane Service utilized by Buyer in lieu of Natural Gas hereunder. If Butane Service in excess of [*] thousand [*] barrels during each November 1 through March 31 period is provided pursuant to Sellers' request under paragraph 3.4,

Sellers shall pay all incremental costs for such excess Butane Service and Buyer shall pay for such butane deliveries at a price per Dekatherm equal to the price per Dekatherm for Resale Service Gas hereunder.

    4.5 Extended Gas Service. The price payable by Buyer per Dekatherm for the
        --------------------
Extended Gas Service in excess of the Resale Service and any Sales Service shall be equal to the sum of:

          (a) [*]

          (b) [*]

          (c) [*]

                                   ARTICLE 5

                             DELIVERY AND RECEIPT
                             --------------------

    5.1  Receipt Point(s). The Natural Gas to be received by Sellers from Buyer
         ----------------
in connection with the Resale Service hereunder shall be delivered at the Receipt Point(s).

    5.2  Delivery Point. The Natural Gas to be sold by Sellers to Buyer in
         --------------
connection with the Resale Service, Sales Service and Extended Gas Service hereunder shall be delivered at the Delivery Point.

    5.3  Balancing. The quantity of Natural Gas, less Shrinkage, delivered or
         ---------
caused to be delivered by Buyer to Sellers at the Receipt Point(s) in connection with the Resale Service hereunder on any Day shall be redelivered by Sellers to Buyer at the Delivery Point, balanced on a heat-content basis. Any monthly imbalance between Buyer's deliveries at the Receipt Point(s) and Buyer's actual usage of Natural Gas in connection with the Resale Service shall be kept to a minimum and, in any event, shall not exceed [*] of Buyer's actual usage of Resale Service Gas hereunder.

          In the event an imbalance between monthly receipts and deliveries exists hereunder, Buyer and Sellers shall immediately take whatever action is required to eliminate such imbalance within thirty (30) Days after receipt of written notification of the same. If Buyer's monthly usage of Resale Service Gas at the Facility varies from Buyer's monthly deliveries of Gas at the Receipt Point(s) by more than [*] during the period December through March, for any such variation above [*] Buyer shall be subject to a penalty equal to the [*] multiplied by such variation. If Buyer's monthly usage of Resale Service Gas at the Facility varies from Buyer's monthly deliveries of Gas at the Receipt Point(s) by more than [*] percent [*] during the period April through November, for any such variation above [*] percent [*] Buyer shall be subject to a penalty of [*] per Dekatherm, as adjusted by changes in Sellers' [*] as set forth below.

          Of the total quantity of Gas purchased by Buyer on each Day, the Resale Service quantity used shall be deemed to be the nominated quantity under paragraph 3.12 or the total quantity, whichever is less. The Sales Service quantity used shall be the difference between the total quantity used and the Resale Service quantity used. Buyer shall be responsible on a daily basis for assuring that its suppliers deliver to Transporter(s) at the Receipt Point(s) the quantity of Resale Service Gas scheduled by Buyer in its nomination to Sellers.

          Imbalances on a daily basis between the nominated Sales Service and Resale Service quantities and the quantities actually used, in excess of [*] percent [*] of the nominated quantity, shall be subject to a penalty of [*] per Dekatherm. This [*] penalty shall be adjusted after the first Annual Period or December 31, 1992, whichever first occurs, with any percentage change in Sellers' [*], relative to the [*] which were in effect during the first Annual Period or 1992, as appropriate.

          Buyer shall be obligated to pay the higher of the monthly or daily penalties assessed by Sellers, if any, but shall not be obligated to pay both penalties. Furthermore, if any imbalance related to Buyer's operations under the Resale Service and Sales Service hereunder results in any penalties being applied to Sellers by Transporter(s), Sellers may elect to make Buyer responsible for such penalties in lieu of the penalties for imbalances provided in this paragraph 5.3 related to any such penalty by Transporter(s).

                                   ARTICLE 6

                   POSSESSION, TITLE, WARRANTY AND LIABILITY
                   -----------------------------------------

    6.1  Transfer at Receipt Point(s). Title to Gas sold by Buyer to Sellers in
         ----------------------------
connection with the Resale Service hereunder will pass from Buyer to Sellers at the Receipt Point(s), unless Buyer and Sellers mutually agree to transfer title at another point. Until the Gas reaches the Receipt Point(s), Buyer will be deemed to be in exclusive control and possession of, and fully responsible for, such Gas. After the Gas has reached the Receipt Point(s), Sellers will be deemed to be in exclusive control and possession, and fully responsible for, such Gas until it reaches the Delivery Point.

    6.2 Transfer at Delivery Point. Title to Gas sold by Sellers to Buyer in
        --------------------------
connection with the Resale Service will pass from Sellers to Buyer at the Delivery Point, unless Buyer and Sellers mutually agree to transfer title at another point. Until the Gas reaches the Delivery Point, Sellers will be deemed to be in exclusive control and possession of, and fully responsible for, such Gas. After the Gas has reached the Delivery Point, Buyer will be deemed to be in exclusive control and possession of, and fully responsible for, such Gas.

    6.3  Sales Service Gas. As between the parties hereto, Sellers will be
         -----------------
deemed to be in exclusive control and possession of, and fully responsible for, all Gas purchased by Buyer where Sellers are providing Sales Service until such time as Sellers deliver the Gas to the Delivery Point after which Buyer shall be deemed to be in exclusive control and possession of, and fully responsible for, such Gas.

    6.4  Title. Buyer, as to all Gas delivered by it to Sellers, and Sellers, as
         -----
to all Gas delivered by them to Buyer, warrant for themselves, their successors and assigns, that each will at the time of delivery to the other party, have good and merchantable title to all such Gas or the good right to deliver such Gas free and clear of all liens, encumbrances and claims whatsoever, with the exception of the security interest in Buyer's Gas held by GEPFC or any successors-in-interest. Each party will indemnify the other, defend and save it harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of adverse claims to such Gas by any third party or parties, including claims by any third party or parties for any royalties, taxes, license fees or charges applicable to such Gas or to the delivery thereof.

    6.5  Insurance. Sellers shall maintain liability coverage and/or insurance
         ---------
on their facilities utilized and activities performed in connection with this Agreement, sufficient to cover the cost of any injury sustained by Buyer and caused by Sellers. Buyer shall maintain liability insurance on its facilities utilized and activities performed in connection with this Agreement, sufficient to cover the cost of any injury sustained by Sellers and caused by Buyer.

                                   ARTICLE 7

                                     TERM
                                     ----

    7.1  Base Term. The term of this Agreement shall be twenty-five (25) Annual
         ---------
Periods (herein referred to as "Base Term"); provided, however, the Sales Service to be provided hereunder shall terminate after fifteen (15) Annual Periods, and shall not extend beyond June 30, 2008, unless extended as hereinafter provided.

    7.2  Extended Term. At the end of the thirteenth (13th) Annual Period of
         -------------
this Agreement, Sellers may elect to extend the fifteen (15) Annual Period term of the Sales Service for an additional ten (10) Annual Periods. In the event Sellers fail to do so, the Resale Service provided hereunder shall be increased during Annual Periods sixteen (16) through twenty-five (25) from eighty-five thousand (85,000) Dekatherms per Day to one hundred and forty-three thousand, five hundred (143,500) Dekatherms per Day, in order to replace the terminated Sales Service hereunder. At the end of the Base Term, the Resale Service and/or the Sales Service shall be automatically renewed for two (2) successive five (5) Annual Periods, the first of which will commence with the expiration of the Base Term, unless either Party elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five-Annual Period renewal term. Such termination shall be valid only if the terminating party provides written notice of its intent to terminate to the other party at least six (6) full Annual Periods prior to the expiration of the applicable term.

    7.3  Termination. This Gas Service Agreement shall be subject to termination
         -----------
by either party upon thirty (30) Days prior written notice if for any reason, including force majeure, Commercial Operation of the Facility does not commence by September 12, 1995.

                                   ARTICLE 8

                            ACCOUNTING AND PAYMENT
                            ----------------------

    8.1 Payment. By the tenth (10th) Day of each month, Buyer will calculate all
        -------
sums payable to it by Sellers for deliveries at the Receipt Point(s) under this Agreement during the preceding month and will deliver its invoice to Sellers showing thereon full billing details. By the fifteenth (15th) Day of the month, Sellers will calculate all sums payable to them by Buyer for services during the same period, and Sellers will deliver their invoice to Buyer showing thereon full billing details. If Sellers' invoice amount to Buyer exceeds Buyer's invoice amount to Sellers, the difference will be due and payable to Sellers by Buyer by the twenty-first (21st) Day of the month. If Buyer's invoice to Sellers exceeds Sellers' invoice to Buyer, the difference will be due and payable to Buyer by Sellers by the twenty-first (21st) Day of the month. If Con Ed fails to pay Buyer under the Power Purchase Agreement by the twentieth (20th) Day of the month, Buyer's obligation to pay Sellers shall be suspended from the twenty-first (21st) Day of the Month until one (1) Day following Buyer's receipt of Con Ed's payment, but, in such a case, Buyer's obligation to pay Sellers shall not be suspended past the twenty-fifth (25th) Day of the month. If Buyer or Sellers fail to render either invoice by the due date for such invoice, the relevant due date of the payment by the party receiving such late notice shall be extended by a corresponding number of Days.

          If an index, rate, publication or other source of information required for the adjustment of any price, charge or credit under this Agreement is unavailable on the effective date for such adjustment, Sellers' or Buyer's invoice will be calculated using the best available estimate of such adjustment. When the information necessary for calculation of the actual adjustment becomes available, such invoice will be recalculated and any net charge or credit resulting from the recalculation will be reflected on the next month's invoice.

    8.2  Mode of Payment. Each payment under this Agreement will be made by
         ---------------
interbank wire transfer to the bank address designated in writing by Sellers or Buyer or to such other address as Sellers or Buyer may from time to time designate by written notice.

    8.3  Auditing. Each party will have the right at reasonable hours to examine
         --------
the books, records, and charts of the other party to the extent reasonably necessary to verify the accuracy of any invoice, payment, measurement, calculation, or determination made pursuant to the provisions of this Agreement; provided, that if any such examination requires access to confidential information, the release of which would be harmful to Sellers' or Buyer's competitive position, Buyer or Sellers, as the case may be, will select an examiner who is not in a position to benefit from such confidential information and such examiner will execute an agreement to maintain the confidentiality of the information to be examined. If any such examination reveals, or if either party discovers, any error or inaccuracy in its own or the other party's invoice, calculation, measurement or determination, then proper adjustment and correction thereof will be made as promptly as practicable thereafter, except that no adjustment or correction will be made if more than one year has elapsed since the error or inaccuracy occurred.

    8.4  Failure to Pay. If either party fails to pay any amount payable to the
         --------------
other hereunder when due, interest thereon will accrue and be payable from the date on which payment was due until the date payment is made. The rate of such interest will be the Prime Rate published weekdays in the Wall Street Journal, plus two percent (2%), provided that the interest rate provided herein may never exceed the highest rate of interest permitted by applicable law. If any such failure to pay continues for ten (10) Days after receipt of written protest by the party to whom such amount is due, such party may suspend its performance under this Agreement and, in addition, if such failure to pay continues for thirty (30) Days, such party may terminate this Agreement upon written notice to the other party; provided, however, that if either party in good faith disputes the amount of any such bill or any part thereof, and pays to the other party such amount as it concedes to be correct, and at any time thereafter within ten
(10) Days of a demand by the billing party, furnishes good and sufficient surety bond of GEPFC or General Electric Capital Corporation or other security acceptable to the other party, guaranteeing payment to the billing party of the amount in dispute, then the billing party will not be able to suspend performance under this Agreement or seek to terminate this Agreement. The exercise of any such right will be in addition to any and all remedies otherwise available to such party.

    8.5  Overpayment. If either party pays any amount shown due and owing upon
         -----------
the invoice of the other party, and such amount is subsequently determined by agreement, arbitration or judgment of court not to have been due and owing when paid, the payee will refund such amount to the paying party together with interest from the date of payment to the date of refund at the Prime Rate published weekdays in the Wall Street Journal, provided that the interest rate provided herein may never exceed the highest rate of interest permitted by applicable law.

                                   ARTICLE 9

                      MEASUREMENT AND DELIVERY CONDITIONS
                      -----------------------------------

    9.1  Metering. The parties recognize that the Receipt Point(s) are operated
         --------
under the control of Transporter(s) and that Gas delivered hereunder shall be measured by the operation of the facilities at the Receipt Point(s) in accordance with the Transportation Agreement(s). The measurement and tests to determine the quality and other characteristics of the Natural Gas shall be performed by the operator of the facilities at the

Receipt Point(s) in accordance with Transporter(s)' FERC Gas Tariff(s).

          Sellers will have installed and maintain at their own expense such measuring equipment, including a meter of suitable accuracy of a type customarily used in the industry as is required, to record the quantities and heating content of Gas sold and/or delivered at the Delivery Point hereunder. Sellers will be responsible for maintaining the accuracy of such measuring equipment and will test such equipment at reasonable intervals, or as requested by Buyer, but no more frequently than once in any sixty (60) Day period. Buyer may have its representatives present at the test of such equipment. Sellers will follow the standards of the BPU with regard to the testing and accuracy of measuring equipment. Buyer may maintain at its own expense check measuring equipment; provided, however, Sellers' measuring equipment shall be used for all determinations of quantities delivered hereunder.

    9.2  Pressure. Natural Gas delivered to Sellers at the Receipt Point(s)
         --------
hereunder shall be at a pressure sufficient to enter Transporter(s) facilities and shall meet Transporter(s) terms and conditions for pressure (including the maximum allowable operating pressure at each Receipt Point). Natural Gas delivered by Sellers to Buyer at the Delivery Point shall be at Sellers' system operating pressure, which shall be no lower than 375 psig.

    9.3  Heating Content. The Dekatherm content of the Gas delivered hereunder
         ---------------
shall be determined separately for each Receipt Point, each month by Transporter(s) or the operator of such facility in accordance with standard testing methods specified in Transporter(s)' FERC Gas Tariff. The results of any tests by Transporter(s) to determine Dekatherm content shall be corrected to reflect actual conditions of delivery. In the absence of a mutually agreeable alternative, the parties agree to rely upon the results of tests conducted by the Transporter(s).

    9.4 Quality. Natural Gas delivered to Sellers at the Receipt Point(s) on
        -------
Transporter(s)' pipeline systems shall meet the minimum quality specifications of Transporter(s) specified in the Transportation Agreement(s) and any applicable provisions of Transporter(s)' FERC Gas Tariffs.

                                  ARTICLE 10

                                  FACILITIES
                                  ----------

    10.1 Facilities Installation. Sellers shall be required to construct certain
         -----------------------
facilities to provide the services contemplated hereunder to the Facility. Such facilities shall include a pipeline from Transporter(s)' and/or Sellers' systems to the Delivery Point, in addition to necessary metering and regulating devices. The cost of those facilities is estimated [*]. Upon thirty (30) days prior written notice of Sellers' intent to commit to spend any significant sums for the permitting and construction of the subject facilities, Buyer agrees to provide as security irrevocable letters of credit payable to Sellers for the approximate amount of such estimates, in [*] increments, up to a total maximum obligation of [*]. Buyer shall not be required to provide the first letter of credit prior to the Construction Conversion Date. This obligation and the letters of credit will be reduced by [*] for every Dekatherm of Gas that Sellers deliver to the Facility. If by the earlier of June 1, 1996, the end of the [*] or at such time that Buyer is no longer proceeding with due diligence toward the Commercial Operation of the Facility, any balance remains under the letter of credit, Buyer will pay Sellers such balance within ten (10) Days from receipt of a written demand for such payment or, absent payment by this date, Sellers may draw upon the letters of credit for the same, but only up to the amount of expenses incurred or committed to by Sellers for such facilities, less any reductions provided for herein.

                                  ARTICLE 11

                                 FORCE MAJEURE
                                 -------------

    11.1 Definition and Illustrations. The term "force majeure" means an event
         ----------------------------
(i) that was not within the reasonable control of the party claiming its occurrence; (ii) that could not have been prevented or avoided by such party through the exercise of due diligence and reasonable care; and (iii) that materially impairs the ability of such party to perform its obligations under this Agreement. Events that may give rise to a claim of force majeure include, but are not limited to:

          (a) Acts of God, earthquakes, epidemics, fires, floods, hurricanes, landslides, lightning, storms, washouts, freezing of wells or lines of pipe;

          (b) Acts of the public enemy, wars, blockage, insurrections, riots, civil disturbances and arrests;

          (c) Strikes, lockouts or other industrial disturbances;

          (d) Explosions, breakage, accidents to machinery or lines of pipe;

          (e) Inability to obtain or unavoidable delay in obtaining necessary materials, equipment, easements, franchises or permits;

          (f) Failure, for reasons of force majeure, of any entity to deliver gas under firm contracts, or to transport Gas delivered or to be delivered under this Agreement;

          (g) The order of any court having jurisdiction while the same is in force and effect;

          (h) The imposition by a Governmental Authority of laws, conditions, limitations, rules or regulations that materially impair the ability of Buyer or Sellers to perform their obligations under this Agreement, including, but not limited to, actions or inactions restricting the ability of Buyer or Sellers to acquire Gas or obtain transportation of Gas;

          (i) The imposition by an operator of facilities (other than Buyer or Sellers), at any point at which Gas to be purchased and sold under this Agreement is received by or delivered to Buyer, or Sellers, of quality and pressure conditions that materially impair the ability of either Buyer or Sellers to perform their obligations under this Agreement;

          (j) The occurrence of any event of "force majeure" under Article 20 of the Power Purchase Agreement; and

          (k) Sellers' or Buyer's inability to extend or reestablish firm transportation or supply agreements during the term of this Agreement sufficient to provide the services hereunder.

    11.2 Notice and Suspension. If an occurrence of force majeure renders either
         ---------------------
party wholly or partially unable to carry out its obligations under this Agreement, such party will promptly give the other party notice and full particulars of the occurrence in writing or by telecopier or telegraph. The obligations of both parties under this Agreement will be suspended to the extent that they are affected by the occurrence. Such suspension will be effective only during the continuance of the inability to perform caused by the force majeure occurrence, and will not apply to the obligation to pay when due any charges accrued prior to the event of force majeure under this Agreement, to Buyer's obligation to reimburse Sellers [*] applicable to the Resale Service for force majeure occurrences of five (5) Days or less duration, or to Buyer's obligations under paragraphs 3.9, 3.10 and 10.1 hereof.

    11.3 Remedial Actions. A party claiming force majeure as grounds for
         ----------------
suspension of its performance under this Agreement shall proceed with due diligence and with all reasonable dispatch to remedy the cause of its inability to perform and to put itself in position to resume its obligations.

    11.4 Settlements of Disputes. The requirement of this Article that an
         -----------------------
inability to perform caused by an event of force majeure be remedied with all reasonable dispatch does not obligate a party to settle a strike, lockout or other industrial dispute or disturbance by acceding to the demands of an opposing party. Any such settlement will be entirely within the discretion of the party having the difficulty.

    11.5 Termination Rights. If an occurrence of force majeure renders Buyer
         ------------------
unable to carry out its obligations hereunder and such inability continues for a period of [*] following such occurrence, Sellers shall have the right to terminate this Agreement upon [*] days prior written notice to Buyer; provided, however, Sellers shall not have the right to terminate this Agreement until [*] following such occurrence, assuming Buyer's inability to perform continues during that period, if Buyer pays Sellers on a monthly basis after such [*] month period Sellers' [*] allocable to the Minimum Quantity. If an occurrence of force majeure renders Sellers unable to carry out their obligations hereunder and such inability continues for a period of [*] following such occurrence, Buyer shall have the right to terminate that portion of the service that has been suspended by reason of the force majeure, upon thirty (30) days prior written notice to Sellers.

    11.6  Inapplicability to Letters of Credit. The provisions of this Article
          ------------------------------------
11 shall not apply to or in any way diminish Buyer's obligation to furnish, or Sellers' rights to draw upon, the letters of credit provided by Buyer under this Agreement.

                                  ARTICLE 12

                            LIMITATION OF LIABILITY
                            -----------------------

    12.1 Liability. Neither party nor its officers, directors, partners, agents,
         ---------
servants, employees, affiliates, parent, subsidiaries or respective successors or assigns shall be liable to the other party for claims for punitive, incidental, special, indirect or consequential damages ("Damages") whether such claim is based on a cause of action based in warranty, negligence, strict liability, contract, operation of law or otherwise, except where such Damages arise out of, relate to or result from the gross negligence of, or the willful disregard by, a party of an obligation under this Agreement.

    12.2 Hold Harmless. Each party shall hold harmless the other party, its
         -------------
parent company, subsidiaries, affiliates, successors and assigns, as well as all other corporations substantially all of whose stock is owned directly or indirectly by the parties and each and every of its past, present or future officers from and against any and all third-party loss, cost, or expense (including reasonable attorney's fees) arising from any act or failure to act by such party related to this Agreement.

                                  ARTICLE 13

                            DEFAULTS; RIGHT TO CURE
                            -----------------------

    13.1 Defaults. Except as otherwise provided for herein, if either Buyer or
         --------
Sellers shall fail to perform any obligations imposed upon them under this Agreement (except where such failure shall be excused under other provisions hereof), then in such event the party not in default may, at its option (without waiving any other remedy for breach thereof), notify in writing the party in default, stating specifically the nature of the default and declaring it to be the intention of the party giving such notice to cancel the Agreement if the default is not cured as hereinafter provided. The party in default shall have [*] after receipt of the aforesaid notice in which to remedy or remove the cause or causes stated in the notice. If within said [*], the party in default removes or remedies said cause or causes, or if such default is of the nature that it would be unreasonable to effect a cure within such [*] period and the defaulting party has commenced and is diligently pursuing such cure and fully indemnifies the party not in default, subject to the provisions of paragraph 12.1, then this Agreement shall remain in full force and effect.

    13.2 Right to Cure. In the event either PSE&G or Elizabethtown fails to
         -------------
satisfy its commitments hereunder, the non-defaulting Seller shall have the first right but not the obligation to cure any breach by the defaulting Seller; if the non-defaulting Seller does not elect to cure any such breach, within [*] days of Sellers' receipt of Buyer's prior written notice of the same, Buyer shall have the right, but not the obligation, to cure the default and Sellers shall have no right to object to a third-party's assumption and satisfaction of the defaulting Seller's obligations relating to such defaults.

    13.3 Termination. Except as otherwise provided herein, if the party in
         -----------
default does not remedy and remove the cause or causes stated in such notice within said [*] Days, or does not indemnify the party not in default, then this Agreement, at the option of the non-defaulting party, shall be terminated as to the parties involved in such default and be of no further force or effect from and after the expiration of said [*] Day period.

          Any terminations of this Agreement pursuant to paragraph 13.3 shall be without prejudice to the right of the party not in default to collect any amounts then due it and without waiver of any other remedy to which the party not in default may be entitled for breach of this Agreement.

                                  ARTICLE 14

                ACTIONS REQUIRED TO SATISFY CERTAIN CONDITIONS
                ----------------------------------------------

    14.1 General. Certain of the obligations of both parties set forth herein
         -------
are subject to the approval or authorization of regulatory and/or governmental authorities. Buyer and Sellers agree to act with due diligence and cooperate with each other in seeking such approvals or authorizations.

    14.2 BPU Approval. All of Sellers obligations set forth herein are subject
         ------------
to approval by the BPU upon terms and conditions acceptable to the parties in their sole discretion. Sellers agree in seeking such approval to request the BPU to approvel in toto, all of the terms, conditions and rates set forth in this
            -------
Agreement and to find, specifically, that such terms, conditions and rates are reasonable for the term hereof, including any extensions thereof.

    14.3 Regulatory Authorizations and Governmental Permits. Certain of Sellers'
         --------------------------------------------------
obligations set forth herein, particularly those set forth in paragraph 2.2(a) hereof, are subject to the receipt of regulatory authorizations and governmental permits. The parties agree that the terms and conditions of such orders, permits and authorizations must be acceptable to all parties in their sole discretion.

          Upon Sellers' receipt of any regulatory authorization or governmental permit that has a potential adverse impact on Buyer, Sellers shall transmit to Buyer a copy of such authorization or permit within ten (10) Days of receipt thereof, and Buyer shall, within fifteen (15) Days of its receipt thereof, give notice to Sellers whether the terms and conditions of such authorization are satisfactory to Buyer, and, thereafter, immediately following Sellers' acceptance or rejection of such authorization, Sellers shall give notice to Buyer of its acceptance or rejection. Sellers shall also provide Buyer with copies of all long-term firm Transportation Agreements with Transporter(s) for quantities in excess of twenty-five thousand (25,000) Dekatherms per Day, and copies of related certificate and abandonment applications of Transporter(s) filed with the FERC.

    14.4 Construction of Facilities. Certain of Sellers' obligations are subject
         --------------------------
to the construction and placing in service of specific facilities. To the extent Sellers are responsible for such construction, Sellers agree, subject to satisfaction of any other applicable conditions, to act with due diligence in constructing and placing in service such facilities after the receipt of the letter(s) of credit required in paragraph 10.1.

    Within sixty (60) Days of Sellers' execution of this Agreement, Sellers shall furnish Buyer a schedule showing their best estimate of the dates by which
(i) permits will have been received for the construction of the facilities covered hereby, (ii) construction of such facilities will have been completed and (iii) such facilities will have been in service. Sellers shall notify Buyer of any material changes in the schedule provided hereunder. The parties shall mutually cooperate and use reasonable efforts to have such facilities (or other facilities having less volumetric capacity) in service to permit testing of the Facility by November 1, 1991.

    To the extent that Transporter(s) are responsible for the construction of any required facilities, following the receipt of the letters of credit specified in paragraph 3.10, Sellers agree to act with due diligence to cause Transporter(s) to construct and place in service such facilities. Commencing October 1, 1990, Sellers shall provide Buyer with quarterly reports as to the status of any regulatory authorizations required by Transporter(s) to permit Sellers to render the services hereunder and as to the progress of any construction of facilities by Transporter(s), equivalent to reports given to Sellers' managements, until such facilities are in-service.

    14.5 Mutual Cooperation. Both parties agree to cooperate with each other and
         ------------------
to keep each other informed regarding their progress in carrying out their respective obligations under this Agreement.

                                  ARTICLE 15

                            ASSIGNMENT OF INTERESTS
                            -----------------------

    15.1 Assignment of Interests. Either party may, without relieving itself of
         -----------------------
its obligations under this Agreement, assign any of its rights hereunder to an entity with which it is affiliated, but otherwise no assignment of this Agreement or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party, which consent shall not be unreasonably withheld. Any successor-in-interest of Buyer or Sellers shall be entitled to the rights and shall be subject to the obligations of its predecessor-in-interest under this Agreement. It is agreed, however, that the restrictions on assignment contained in this paragraph shall not in any way prevent either party to this Agreement from pledging, mortgaging or assigning its rights hereunder as security for its indebtedness. In connection therewith, Sellers will execute an appropriate consent to any such pledge, mortgage or assignment as reasonably requested by such lender. In addition, Sellers will execute an appropriate consent in favor of the limited partner of Buyer as reasonably requested by GEPFC. Any such consent will acknowledge, in effect, that this

Agreement has been duly authorized and is valid and enforceable against Sellers and that this Agreement is in full force and effect, that Sellers will not agree to any amendment to this Agreement without the lender's or the limited partner's approval in writing, which approval shall not be unreasonably withheld by the lender or the limited partner, that Sellers will make all payments due to Buyer hereunder in accordance with the instructions of the lender or the limited partner, as the case may be, that Sellers will not terminate this Agreement by reason of Buyer's default, by reason of force majeure or under paragraph 3.9 hereof, without giving the lender and the limited partner notice of default and notice of termination and the same opportunity to cure provided to Buyer under this Agreement (plus any longer period as may be necessary, not to exceed (2) years, if the lender or the limited partner in good faith is endeavoring to obtain possession of the Facility and pays [*] for the Resale Service quantity during such period), that Sellers will deliver to the lender and the limited partner a copy of each notice of default and notice of termination at the same time that such notice is delivered to Buyer, and that in the event the lender or the limited partner exercises its rights under its loan documentation or partnership documentation with Buyer, Sellers will accept performance by the lender, the limited partner or any successor or assign thereof, provided that the lender, the limited partner or any such successor or assign pays all sums then due to Sellers hereunder and is also otherwise in compliance with this Agreement, as Sellers may consent to in writing, which consent shall not be unreasonably withheld. Sellers hereby agree that their consent shall not be required with respect to General Electric Company, General Electric Capital Corporation, GEPFC, the limited partner of Buyer or any other affiliated or related entity of General Electric Company.

                                  ARTICLE 16

                               ECONOMIC CHANGES
                               ----------------

    16.1 Rate Changes. At least five (5) Days prior to the beginning of each
         ------------
month, Sellers will serve on Buyer their calculation of the Commodity Cost, and at least five (5) Days prior to each November 1, their calculation of the Average Cost of Interstate Transportation, Weighted Average Cost of Storage and other appropriate pricing determinations. The rates included in such filing shall be effective the first Day of the next month, provided, however, that if Buyer challenges such rates, the rates shall nevertheless be effective on the first Day of the month but shall be collected subject to refund within thirty
(30) Days of a final BPU determination of the proper rates that comply with this Agreement.

    16.2 Service Conversion. In the event Sellers' Commodity Cost of Gas in any
         ------------------
Annual Period exceeds by more than [*] of Gas during such Annual Period, and if the average price of Sales Service Gas, excluding any [*] charges, exceeds the price of Resale Service Gas by more than [*] percent [*] for such Annual Period, Buyer shall have the right to notify Sellers within sixty (60) days of the end of such Annual Period that Buyer desires to convert the Sales Service to Resale Service. Such conversion shall be effective on the first Day of the Annual Period next succeeding Buyer's notice to Sellers providing Sellers' [*] continues to exceed by more than [*] percent [*] Con Ed's [*] for the Annual Period in which Buyer's notice occurred and if the average price of the Sales Service Gas, excluding any [*] charges, continues to exceed the price of the Resale Service Gas by more than [*] percent [*] for such Annual Period. Such conversion would be for the remaining term of this Agreement and all of Sellers' Sales Service obligations would terminate commencing with such conversion.

    16.3 Taxes, Assessments or Other Charges. [*]
         -----------------------------------

[*]

    16.4 Amendment of Power Purchase Agreement. In the event Buyer and Con Ed
         -------------------------------------
amend their Power Purchase Agreement in a manner which has a material economic impact on Sellers hereunder, particularly any amendment that would in any way affect the amount of Gas to be used in the Facility, or otherwise agree to sell and purchase less than the quantities of power provided in section 11.2 of the Power Purchase Agreement, as of the date of this Agreement, Sellers shall have the right to renegotiate this

Agreement so as to place Sellers in substantially the same economic position that they experienced prior to the amendment of the Power Purchase Agreement. Buyer agrees to give Sellers reasonable prior notice before amending the Power Purchase Agreement and provide Sellers with a copy of any amendment within ten
(10) Days of its execution.

    16.5 Letters of Credit. Any letter of credit provided by Buyer hereunder as
         -----------------
security for Buyer's obligations to Sellers shall be subject to the prior review and approval of Sellers and shall contain terms and conditions reasonably acceptable to Sellers. Other than GEPFC or General Electric Capital Corporation, the issuers of such security shall also be subject to Sellers' prior approval, which approval shall not be unreasonably withheld.

                                  ARTICLE 17

                             NOTICES AND ADDRESSES
                             ---------------------

    17.1 Any notice, request, demand, statement or payment provided for in this Agreement shall be sent to the parties hereto at the following addresses:

          BUYER:   COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                   1600 Smith Street
                   Suite 5000, 50th Floor
                   Houston, TX 77002
                   Attn: H. Fred Levine
                   Telecopier: (713) 951-7745

                   Twenty-four Hour Dispatch Contact:
                   ----------------------------------
                   During Business Hours: Lawrence D. Thomas
                   After Business Hours: H. Fred Levine

                   Payment, Wire Transfer:

                   COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                   (to be provided)
                   ----------------

          SELLERS: Notices:
                   --------

                   PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                   80 Park Plaza
                   25th Floor
                   Newark, NJ 07101
                   Attn: Vice President Gas Supply

                   Telecopier: (201) 643-8385

                   ELIZABETHTOWN GAS COMPANY
                   One Elizabethtown Plaza
                   Union, NJ 07083
                   Attn: Director of Gas Supply

                   Telecopier: (201) 289-1370

                   Twenty-four Hour Dispatch Contact:
                   ----------------------------------
                   During Business Hours: (201) 430-5075
                   After Business Hours: (201) 430-5075

                   Payment, Wire Transfer:
                   -----------------------

                   PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                   (to be provided)
                   ----------------

          Any notice, request or demand shall be deemed to have been made hereunder at such time as same has been deposited and stamped in registered United States mail, postage prepaid; provided, that notices required under paragraph 3.13 shall be given first by telephone or radio and then confirmed immediately by telecopier, telex or other rapid transmittal system; and provided further that notices under paragraph 3.12 shall be given by telecopier, telex, or other similar rapid transmittal system, and such notices shall be deemed to have been given on the Day or at the,hour sent, as appropriate, sent by such rapid transmittal system. Either party may change addresses under this Article 17 by giving prior written notice to the other party.

                                  ARTICLE 18

                                 MISCELLANEOUS
                                 -------------

    18.1 This Agreement shall be governed by the laws of the State of New
Jersey.

    18.2 This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original of this Agreement.

    18.3 The failure of either party hereto to exercise any right granted hereunder shall not impair nor be deemed as a waiver of such party's privilege of exercising such right at any subsequent time or times.

    18.4 All headings appearing herein are for convenience only, and shall not be considered a part of this Agreement for any purpose or as in any way interpreting, construing, varying, altering or modifying this Agreement or any of the provisions hereof.

    18.5 No modification or amendment to this Agreement shall be effective, unless such modification or amendment is in writing.

    18.6 The terms of this Agreement and information disclosed pursuant to this Agreement, including but not limited to the price paid for Natural Gas, shall be kept confidential by Sellers and Buyer, (a) except to the extent any information must be disclosed to (i) Transporter(s) for the purpose of effectuating transportation of the Natural Gas sold and purchased under this Agreement, (ii) Con Ed for the purpose of complying with section 4.6 of the Power Purchase Agreement and (iii) any person or entity for the purpose of evaluating a financial participation in the Facility or in the financing of equity investments in Buyer, and (b) except as required by law, regulation or request of Governmental Authority.

    18.7 Sellers shall cooperate with Buyer in connection with Buyer's efforts to purchase gas for the Resale Service hereunder and, at Buyer's request, shall utilize reasonable efforts to make their representatives available to meet with potential Natural Gas suppliers identified by Buyer for that purpose.

    18.8 The performance of Sellers' obligations hereunder shall be [*] percent [*] the responsibility of PSE&G and [*] percent [*] the responsibility of Elizabethtown. The rights and obligations of Sellers are several, but not joint, and neither company shall be liable for the non-performance of the other.

    18.9 If the date of any payment obligation hereunder should occur on a Saturday, Sunday or holiday, then such obligation shall be deferred until the next business Day thereafter.

                                  ARTICLE 19

                                  ARBITRATION
                                  -----------

    19.1 Unless provided otherwise in this Agreement, if any dispute arises hereunder which cannot be resolved by the parties, the matter shall be referred to an arbitration panel of three (3) persons having knowledge and experience in connection with similar Gas supply and service agreements for resolution. The panel shall be selected within thirty (30) Days of written notice of the dispute and shall be comprised of one (1) member selected by Buyer, one (1) selected by Sellers and one (1) jointly selected by the arbitrators selected by Buyer and Sellers. Any arbitration proceeding shall be conducted in accordance with procedures established by the American Arbitration Association. The decision of the arbitrators shall be issued within sixty (60) Days of the commencement of the proceeding and shall be binding on the parties, subject to any necessary regulatory approvals.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate by their respective duly authorized corporate officers effective as of the day and year first above written.

                              SELLERS:
                              -------

WITNESS:                      PUBLIC SERVICE ELECTRIC AND GAS COMPANY

/s/ PATRICK J. KEELEY         By  /s/ JOHN A. GARTMAN
                              Title Vice President Gas Supply and Planning

WITNESS:                      ELIZABETHTOWN GAS COMPANY

/s/ PATRICK J. KEELEY         By  /s/ THOMAS E. SMITH
                              Title Assistant Vice President Supply & Planning
                              Subject to ratification by Board of Directors

                              BUYER:
                              ------

                              COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                              (D/B/A Cogen Technologies Linden
                              Venture, Limited Partnership)

                              By:  Cogen Technologies Linden, Ltd.
                                   (D/B/A Cogen Technologies Linden,
                                   Limited Partnership), a Texas
                                   limited partnership, its general partner

                                   By: Cogen Technologies, Inc.,
                                       a Texas corporation, its general partner

WITNESS:                               By:  /s/ H. FRED LEVINE
/s/ ESTALEETA WATSON                   Title:  Vice President

STATE OF NEW JERSEY, COUNTY OF ESSEX, ss.

         On this the 27th day of July, 1990, before me, Anna Burns, the undersigned officer, personally appeared, John A. Gartman, known to me to be the person whose name subscribed to the within instrument and acknowledged that Public Service Electric and Gas Company executed the same for the purposes therein contained.

         In witness whereof I hereunto set my hand and official seal.

/s/ Anna Burns
Notary
Notary Public in and for the State of New Jersey.

STATE OF NEW JERSEY, COUNTY OF ESSEX, ss.

         On this the 27th day of July, 1990, before me, Anna Burns, the undersigned officer, personally appeared, Thomas E. Smith, known to me to be the person whose name subscribed to the within instrument and acknowledged that Elizabethtown Gas Company executed the same for the purposes therein contained.

         In witness whereof I hereunto set my hand and official seal.

/s/ Anna Burns
Notary
Notary Public in and for the State of New Jersey.

STATE OF TEXAS, COUNTY OF HARRIS, ss.

         On this the 17th day of July, 1990, before me, Mary Ann McLendon, the undersigned officer, personally appeared, H. Fred Levine, known to me to be the person whose name subscribed to the within instrument and acknowledged that Cogen Technologies, Inc., as General Partner of Cogen Technologies Linden, Ltd. (D/B/A Cogen Technologies Linden, Limited Partnership), in turn acting as General Partner of Cogen Technologies Linden Venture, L.P. (D/B/A Cogen Technologies Linden Venture, Limited Partnership) executed the same for the purposes therein contained.

         In witness whereof I hereunto set my hand and official seal.

/s/ MARY ANN McLENDON
____________________________________
Notary
Notary Public in and for the State of Texas.

                                   EXHIBIT A

                                      [*]

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. NO. 10 GAS                                       ORIGINAL SHEET NO. 1

                                   EXHIBIT B

                               PSE&G BASE RATES


                            TARIFF FOR GAS SERVICE





                                Applicable in

                         territory served as shown on

                    Sheets Nos. 3 through 5 of this Tariff




                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                                GENERAL OFFICES

                                 80 PARK PLAZA

                           NEWARK, NEW JERSEY 07101


Date of Issue: November 14, 1986                    Effective: October 31, 1986
  Issued by FREDICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY                THIRD REVISED SHEET NO. 2
                                                              SUPERSEDING
P.U.C.N.J. NO. 10 GAS                                Second Revised Sheet No. 2


                               TABLE OF CONTENTS

Title Page...........................................................Sheet No. 1
Table of Contents....................................................Sheet No. 2
Territory Served...................................Sheets Nos. 3 to 5, inclusive
Standard terms and Conditions.....................Sheets Nos. 6 to 18, inclusive
Raw Material Adjustment.............................................Sheet No. 19
Commodity Charge Applicable to Rate Schedule ISG....................Sheet No.19A
Commodity Charge Applicable to Rate Schedule CIG....................Sheet No.19C

Rate Schedules as listed below:

                                                             RATE        STREET
APPLICABLE TO ENTIRE TERRITORY SERVED FOR:                 SCHEDULE        NO.

Residential Service.............................................RSG        20
General Service.................................................GSG        22
Large Volume Service............................................LVG        23
Street Lighting Service.........................................SLG        24
Interruptible Service...........................................ISG        27
Cogeneration Interruptible Service..............................CIG        36
Firm Transportation Gas Service...............................TSG-F        40
Non-Firm Transportation Gas Service..........................TSG-NF        43

Date of Issue: January 16, 1989                      Effective: January 12, 1989
  Issued by FREDERICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated January 12, 1989 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. NO. 10 GAS                                       ORIGINAL SHEET NO. 3

                               TERRITORY SERVED

BERGEN COUNTY

Allendale, Borough of                   Ridgefield Park, Village of
Alpine, Borough of                      Ridgewood, Village of
Bergenfield, Borough of                 River Edge, Borough of
Bogota, Borough of                      River Vale, Township of
Carlstadt, Borough of                   Rochelle Park, Township of
Cliffside Park, Borough of              Rockleigh, Borough of
Closter, Borough of                     Rutherford, Borough of
Cresskill, Borough of                   Saddle Brook, Township of
Demarest, Borough of                    Saddle River, Borough of
Dumont, Borough of                      South Hackensack, Township of
East Rutherford, Borough of             Teaneck, Township of
Edgewater, Borough of                   Tenafly, Borough of
Elmwood Park, Borough of                Teterboro, Borough of
Emerson, Borough of                     Upper Saddle River, Borough of
Englewood, City of                      Waldwick, Borough of
Englewood Cliffs, Borough of            Wallington, Borough of
Fair Lawn, Borough of                   Washington, Township of
Fairview, Borough of                    Westwood, Borough of
Fort Lee, Borough of                    Woodcliff Lake, Borough of
Franklin Lakes, Borough of              Wood-Ridge, Borough of
Garfield, Borough of                    Wyckoff, Township of
Glen Rock, Borough of
Hacksensack, City of                    BURLINGTON COUNTY
Harrington Park, Borough of
Hasbrouck Heights, Borough of           Beverly, City of
Haworth, Borough of                     Bordentown, City of
Hillsdale, Borough of                   Bordentown, Township of
Ho-Ho-Kus, Borough of                   Burlington, City of
Leonia, Borough of                      Burlington, Township of
Little Ferry, Borough of                Chesterfield, Township of
Lodi, Borough of                        Cinnaminson, Township of
Lyndhurst, Township of                  Delanco, Township of
Mahwah, Township of                     Delran, Township of
Maywood, Borough of                     Eastampton, Township of
Midland Park, Borough of                Edgewater Park, Township of
Montvale, Borough of                    Evesham, Township of
Moonachie, Borough of                   Fieldsboro, Borough of
New Milford, Borough of                 Florence, Township of
North Arlington, Borough of             Hainesport, Township of
Northvale, Borough of                   Lumberton, Township of
Norwood, Borough of                     Mansfield, Township of
Oakland, Borough of                     Maple Shade, Township of
Old Tappan, Borough of                  Medford, Township of
Oradell, Borough of                     Moorestown, Township of
Palisades Park, Borough of              Mount Holly, Township of
Paramus, Borough of                     Mount Laurel, Township of
Park Ridge, Borough of                  New Hanover, Township of
Ramsey, Borough of                      North Hanover, Township of
Ridgefield, Borough of                  Palmyra, Borough of
                                        Pemberton, Borough of
                                        Pemberton, Township of



Date of Issue: November 14, 1986                    Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 4


                               TERRITORY SERVED
                                  (Continued)

BURLINGTON COUNTY -- Continued           GLOUCESTER COUNTY

  Riverside, Township of                   Deptford, Township of
  Riverton, Borough of                     National Park, Borough of
  Southampton, Township of                 West Deptford, Township of
  Springfield, Township of                 Westville, Borough of
  Westampton, Township of                  Woodbury, City of
  Willingboro, Township of
  Woodland, Township of                  HUDSON COUNTY
  Wrightstown, Borough of
                                           Bayonne, City of
CAMDEN COUNTY                              East Newark, Borough of
                                           Guttenberg, Town of
  Audubon, Borough of                      Harrison, Town of
  Audubon Park, Borough of                 Hoboken, City of
  Barrington, Borough of                   Jersey City, City of
  Bellmawr, Borough of                     Kearny, Town of
  Brooklawn, Borough of                    North Bergen, Township of
  Camden, City of                          Secaucus, Town of
  Cherry Hill, Township of                 Union City, City of
  Collingswood, Borough of                 Weehawken, Township of
  Gloucester, City of                      West New York, Town of
  Haddon, Township of
  Haddonfield, Borough of                HUNTERDON COUNTY
  Haddon Heights, Borough of
  Lawnside, Borough of                     East Amwell, Township of
  Merchantville, Borough of                Readington, Township of
  Mount Ephraim, Borough of                Tewksbury, Township of
  Oaklyn, Borough of
  Pennsauken, Township of                MERCER COUNTY
  Tavistock, Borough of
  Wood-Lynne, Borough of                   East Windsor, Township of
                                           Ewing, Township of
ESSEX COUNTY                               Hamilton, Township of
                                           Hightstown, Borough of
  Belleville, Town of                      Lawrence, Township of
  Bloomfield, Town of                      Princeton, Borough of
  Caldwell, Borough of                     Princeton, Township of
  Cedar Grove, Township of                 Trenton, City of
  East Orange, City of                     Washington, Township of
  Essex Falls, Borough of                  West Windsor, Township of
  Fairfield, Borough of
  Glen Ridge, Borough of                 MIDDLESEX COUNTY
  Irvington, Town of
  Livingston, Township of                  Cranbury, Township of
  Maplewood, Township of                   Dunellen, Borough of
  Millburn, Township of                    East Brunswick, Township of
  Montclair, Town of
  Newark, City of
  North Caldwell, Borough of
  Nutley Town of
  Orange, City of
  Roseland, Borough of
  South Orange, Village of
  Verona, Borough of
  West Caldwell, Borough of
  West Orange, Town of

Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 5

                               TERRITORY SERVED
                                  (Continued)

MIDDLESEX COUNTY -- Continued                   OCEAN COUNTY

  Edison, Township of                            Plumsted, Township of
  Helmetta, Borough of
  Highland Park, Borough of                     PASSAIC COUNTY
  Jamesburg, Borough of
  Madison, Township of                           Bloomingdale, Borough of
  Middlesex, Borough of                          Clifton, City of
  Milltown, Borough of                           Haledon, Borough of
  Monroe, Township of                            Hawthorne, Borough of
  New Brunswick, City of                         Little Falls, Township of
  North Brunswick, Township of                   North Haledon, Borough of
  Piscataway, Township of                        Passaic, City of
  Plainsboro, Township of                        Paterson, City of
  Sayreville, Borough of                         Pompton Lakes, Borough of
  South Amboy, City of                           Prospect Park, Borough of
  South Brunswick, Township of                   Ringwood, Borough of
  South Plainfield, Borough of                   Totowa, Borough of
  South River, Borough of                        Wanaque, Borough of
  Spotswood, Borough of                          Wayne, Township of
                                                 West Milford, Township of
                                                 West Paterson, Borough of
MONMOUTH COUNTY
                                                SOMERSET COUNTY
  Allentown, Borough of
  Millstone, Township of                         Bedminster, Township of
  Roosevelt, Borough of                          Bernards, Township of
  Upper Freehold, Township of                    Bernardsville, Borough of
                                                 Bound Brook, Borough of
                                                 Branchburg, Township of
MORRIS COUNTY                                    Bridgewater, Township of
                                                 Far Hills, Borough of
  Butler, Borough of                             Franklin, Township of
  Chatham, Borough of                            Green Brook, Township of
  Chatham, Township of                           Hillsborough, Township of
  Chester, Borough of                            Manville, Borough of
  Chester, Township of                           Millstone, Borough of
  Denville, Township of                          Montgomery, Township of
  East Hanover, Township of                      North Plainfield, Borough of
  Florham Park, Borough of                       Peapack-Gladstone, Borough of
  Hanover, Township of                           Raritan, Borough of
  Harding, Township of                           Rocky Hill, Borough of
  Jefferson, Township of                         Somerville, Borough of
  Kinnelon, Borough of                           South Bound Brook, Borough of
  Madison, Borough of                            Warren, Township of
  Mendham, Borough of                            Watchung, Borough of
  Mendham, Township of
  Morris, Township of                           UNION COUNTY
  Morris Plains, Borough of
  Morristown, Town of                            Berkeley Heights, Township of
  Parsippany-Troy Hills, Township of             New Providence, Borough of
  Passaic, Township of                           Plainfield, City of
  Pequannock, Township of                        Springfield, Township of
  Randolph, Township of                          Summit, City of
  Riverdale, Borough of

  Date of Issue: November 14, 1986                  Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 6
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                 First Revised Sheet No. 6

                     STANDARD TERMS AND CONDITIONS--INDEX

                                          Sheet
                                           No.
 1.   General.............................   7

 2.   Obtaining Service...................   7
      2.1.  Application...................   7
      2.2.  Selection of Rate Schedule....   7
      2.3.  Deposit and Guarantee.........   8
      2.4.  Main Extensions...............   8
      2.5.  Service Connections...........   8
      2.6.  Permits.......................   8
      2.7.  Temporary Service.............   8

 3.   Extension of Distribution Mains.....   8
      3.1.  General.......................   8
      3.2.  Individual Residential
              Customer....................   9
      3.3.  Residential Land Developer....   9
      3.4.  Commercial and Industrial.....   9

 4.   Characteristics of Service..........  10
      4.1.  Standard Service Supply.......  10
      4.2.  Heat Measurement and Billing
              Units.......................  10
      4.3.  Standard Pressure.............  10

 5.   Service Connections.................  10
      5.1.  General.......................  10
      5.2.  Service Connection Charges....  10
      5.3.  Change in Location of
              Existing Service Pipe.......  10

 6.   Meters and Associated Equipment.....  11
      6.1.  General.......................  11
      6.2.  Seals.........................  11
      6.3.  Protection of Meter and
              Service Equipment...........  11
      6.4.  Public Service to Turn on
              Gas.........................  11
      6.5.  Change in Location of Meters
              and Associated Equipment....  11
      6.6.  Tampering.....................  11

 7.   Customer's Installation.............  12
      7.1.  General.......................  12
      7.2.  Piping........................  12
      7.3.  Utilization Apparatus.........  12
      7.4.  Back Pressure and Suction.....  12
      7.5.  Maintenance of Customer's
              Installation................  12
      7.6.  Application Adjustments.......  12
      7.7.  Adequacy and Safety of
              Installation................  12
      7.8.  Liability for Customer's
              Installation................  12

 8.   Meter Reading and Billing...........  12
      8.1.  Measurement of Gas Used.......  12
      8.2.  Correction for Pressure.......  13
      8.3.  Separate Billing for Each
              Installation................  13
      8.4.  Metering on Customer's
              Premises....................  13
      8.5.  Testing of Meters.............  14
      8.6.  Billing Adjustments...........  14
      8.7.  Meter Reading and Billing
              Period......................  14
      8.8.  Proration of Monthly Charges..  14
      8.9.  Averaged Bills................  14
      8.10. Budget Plan...................  14
      8.11. Billing of Charges in Tariff..  14
      8.12. Payment of Bills..............  14
      8.13. Late Payment Charge...........  15
      8.14. Returned Check Charge.........  15

 9.   Leakage.............................  15

10.   Access to Customer's Premises.......  15

11.   Discontinuance of Service...........  15
      11.1. By Public Service.............  15
      11.2. At Customer's Request.........  16

12.   Reconnection Charge.................  16

13.   Service Limitations.................  17
      13.1. Continuity of Service.........  17
      13.2. Emergencies...................  17
      13.3. Unusual Conditions............  17

14.   Termination, Change, or Modification
        of Provisions of Tariff...........  17

 Date of Issue: October 3, 1989                   Effective: September 25, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                     80 Park Plaza, Newark, New Jersey 07101
    Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY                First Revised Sheet No. 7
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 7


                         STANDARD TERMS AND CONDITIONS

1. GENERAL

   These Standard Terms and Conditions, filed as a part of the gas tariff of Public Service Electric and Gas Company, hereinafter referred to as "Public Service", set forth the terms and conditions under which gas service will be supplied and govern all classes of service to the extent applicable, and are made a part of all agreements for the supply of gas service unless specifically modified in a particular rate schedule.

   No representative of Public Service has authority to modify any provision contained in this Tariff or to bind Public Service by any promise or representation contrary thereto.

   The benefits and obligations under an application or agreement for service shall begin when Public Service makes gas service available to the customer.

   Standard agreements to supply gas service shall be in accordance with the rate schedule and shall be based upon plant facilities which are sufficient for safe, proper, and adequate service. Public Service may require agreements for a longer term than specified in the rate schedule, may require contributions toward the investment, and may establish such Minimum Charges and Facilities Charges as may be equitable under the circumstances involved where: (1) large or special investment is necessary for the supply of service: (2) capacity required to serve customer's equipment is out of proportion to the use of gas service for occasional, intermittent, or low load factor purposes, or is for short durations.

   Publications set forth by title in sections of these Standard Terms and Conditions are incorporated in this Tariff by reference.

2. OBTAINING SERVICE

 2.1. Application: An application for gas service may be made at any of the Customer Service Centers of Public Service in person, by mail, or by telephone. Forms for application for service, when required together with terms and conditions and rate schedules, will be furnished upon request. Customer shall state, at the time of making application for service, the conditions under which service will be required and customer may be required to sign and agreement or other form then in use by Public Service covering special circumstances for the supply of gas service. Data requested from customers may include proof of identification such as a Driver's License, as well as copies of leases, deeds and corporate charters. Such information shall be considered confidential.

      Public Service may reject applications for service where such service is not available or where such services might affect the supply of gas to other customers, or for failure of customer to agree to comply with any of these Standard Terms and Conditions.

      See also Section 13 Service Limitations, of these Standard Terms and Conditions.

 2.2. Initial Selection of Rate Schedule: Public Service will assist in the selection of the available rate schedule which is most favorable from the standpoint of the customer. Any advice given by Public Service will necessarily be based on customer's written statements detailing his proposed operating conditions.

      Customer may, upon written notice to Public Service within three months after service is begun, elect to change and to receive service under any other available rate schedule. Public Service will furnish service to and bill the customer under the rate schedule so selected from the date of last scheduled meter reading, but no further change will be allowed during the next twelve months.

  2.2.1. Change of Rate Schedule: Subsequent to initial selection of a rate schedule, customer shall notify Public Service in writing of any change in his use of service which might affect the selection of a rate schedule or provision within a rate schedule. Any change in schedule or provision shall be applicable if permitted to the next regular billing subsequent to such notification.


Date of issue: February 20, 1987                    Effective: February 16, 1987
 Issued by FREDRICK R. DE. SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated February 13, 1987 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY                First Revised Sheet No. 8
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 8.


                         STANDARD TERMS AND CONDITIONS
                                  (continued)

 2.3. Deposit and Guarantee: Where Public Service deems it necessary, a deposit or other guarantee satisfactory to Public Service may be required as security for the payment of future and final bills before Public Service will commence or continue to render service, or perform necessary preliminary work prior to meter installation.

      A deposit may be required from a customer equal to the estimated bills which would accrue for two months service at the applicable rate schedule. A customer taking service for a period of less than thirty days may be required to deposit an amount equal to the estimated bill for such temporary period.

      Upon closing any account, the balance of any deposit remaining after the closing bill for service has been settled, shall be returned promptly to the depositor with interest due. Deposits shall cease to bear interest upon discontinuance of service.

      Public Service shall review a residential customer's account at least once every year and a non-residential customer's account at least once every 2 years. If such review indicates that the customer has established credit satisfactory to Public Service, then the outstanding deposit shall be refunded to the customer.

      Simple interest at the rate of 9% per annum shall be paid by Public Service on all deposits held by it, provided the deposit has remained with Public Service for at least 3 months.

      Interest payments shall be made at least once during each 12-month period in which a deposit is held and shall take the form of credits on bills toward utility service rendered or to be rendered, for residential accounts.

      A deposit is not a payment or part payment of any bill for service, except that on discontinuance of service Public Service may apply said deposit against unpaid bills for service, and only the remaining balance of the deposit will be refunded. Public Service shall promptly read the meters and ascertain that the obligations of the customer have been fully performed before being required to return any deposit. To have service resumed, customer will be required to restore deposit to original amount.

 2.4. Main Extensions: The customer may be required to make a deposit for the extension of gas mains as set forth in Section 3 of these Standard Terms and Conditions.

 2.5. Service Connections: The customer may be required to make a contribution toward the cost of installing a service connection as set forth in Section 5 of these Standard Terms and Conditions.

 2.6. Permits: Public Service, where necessary, will make application for any street opening permits for installing its service connections and shall not be required to furnish service until after such permits are granted. The customer may be required to pay the municipal charge, if any, for permission to open the street. The customer shall obtain and present to Public Service, for recording or for registration, all instruments providing for easements or rights of way, and all permits (except street opening permits), consents, and certificates necessary for the introduction of service.

 2.7. Temporary Service: Where service is to be used at an installation for a limited period and such installation is not permanent in nature, the use of service shall be classified as temporary. In such cases, the customer may be required to pay to Public Service the cost of the facilities required to furnish service. The minimum period of temporary service for billing purposes shall be one month.

      After two years of service a temporary service installation shall be eligible for refunds. Excluding the first two annual service periods, refunds equal to 10% of the revenue received by Public Service during an annual service period shall be made at the end of such period. In no case shall the total amount refunded be in excess of the installation cost paid by the customer, nor shall refunds be made for more than eight consecutive annual service periods.

3. EXTENSION OF DISTRIBUTION MAINS

 3.1. General: Public Service will construct, own, and maintain distribution mains located on streets, highways and on rights of way acquired by Public Service, used or usable as part of the distribution system of Public Service. The making of a deposit under any of the following cases shall not give the customer any interest in the facilities, the ownership being vested exclusively in Public Service.


Date of Issue: February 20, 1987                    Effective: February 16, 1987
 Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated February 13, 1987 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                       Original Sheet No. 9

                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

     The following formulae shall not be binding on the parties but are suggested as a guide to customers and utilities. Parties are still free to exercise their rights under New Jersey Revised Statutes 48:2-27. When an applicant for an extension is dissatisfied with these suggested extension regulations he may petition the Board for a finding that the extension should be made without charge.

3.2. Individual Residential Customer: Where the cost to Public Service for an extension to serve an individual permanent residential customer does not exceed five times the estimated annual revenue, Public Service will make the necessary extension upon receiving from the customer an application for service. Such application shall be made by the owner of the property or by a responsible tenant and shall be for an indefinite period; not less, however, than the number of years necessary to produce, at the normal annual charge, the cost of the extension.

 3.2.1. Where the cost of an extension exceeds the amount which Public Service will install without cost to a customer, in accordance with Section
         3.2. the excess cost of the extension shall be deposited and remain with Public Service without interest. When the actual annual revenue from premises exceeds the amount of revenue which was used as the basis for the initial deposit computation, or the basis for a previous deposit return, there shall be returned to the depositor an additional amount equal to five times such excess. In no event shall more than the original deposit be returned to the depositor nor shall any part of the deposit remaining after ten years from the date of the original deposit be returned. Public Service will waive the deposit required where the amount is $100.00 or less.

 3.2.2. Where the cost to Public Service for an extension to serve an individual permanent residential customer exceeds the amount which Public Service will install without cost to the customer, in accordance with Section 3.2. Public Service and the customer may agree upon a monthly revenue guarantee not to exceed one-sixtieth of the total cost of the extension, in lieu of a deposit pursuant to Section 3.2.1.

3.3. Residential Land Developer: Where applications for extensions into newly developed tracts of land are made by individuals, partnerships, or corporations interested in the development or sale of land, but not as ultimate residents, Public Service may require a deposit from the applicant covering the entire cost of the extension necessary to serve the tract.

 3.3.1. Extension deposits shall not carry interest and are to be returned as hereinafter provided to the depositor when new buildings abutting on such extensions are under construction and have been framed and roofed.

 3.3.2. The deposit shall be returned in an amount equal to five times the estimated annual revenue from each such completion on said extension. If during a ten-year period from the date of the original deposit, the actual annual revenue, during any year of said ten-year period, from premises exceeds the annual revenue which was the basis for the previous deposit return, there shall be returned to the depositor an additional amount equal to five times such excess. In no event shall more than the original deposit be returned to the depositor nor shall any part of the deposit remaining after ten years from the date of the original deposit be returned.

3.4. Commercial and Industrial: Public Service may require any customer to deposit an amount equal to the entire cost of the new facilities required to supply service, such amount to be subject to refund as follows: At the end of the first service year, an amount without interest equal to 10% of the total amount of the monthly bills rendered to and paid by the customer for gas service furnished by Public Service for that year will be refunded, and thereafter refunds similarly determined will continue each year until such time as the accumulated annual refunds are equal to but not in excess of the sum


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 10


                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

      deposited: provided, however, that any part of the deposit not returned to the customer within ten years after the beginning of the first service year shall remain the property of Public Service. No refund will be made if service is discontinued prior to the expiration of the first service year.

      Where it is necessary to provide additional facilities to serve increased requirements of an existing customer, Public Service may require the customer to deposit an amount equal to the cost of such additional facilities. This amount shall be subject to refund as outlined in the preceding paragraph, except that the refunds will be calculated at 10% of the excess revenue over a predetermined base.

4. CHARACTERISTICS OF SERVICE

 4.1. Standard Service Supply: The gas supplied may be manufactured or derived from natural sources, altered to remove impurities and to add desirable constituents. The character of the gas will be of a nature which will fulfill the requirements of the Regulations of the Board of Public Utilities.

 4.2. Heat Measurement and Billing Units: For billing purposes, the customer's gas use in cubic feet will be converted to therms, using the estimated calendar twelve-month average heating value, on a dry basis, of the gas distributed, where a therm is a unit of heat energy equivalent to 100,000 British Thermal Units (Btu's).

 4.3. Standard Pressure: The standard pressure supplied at the meter outlet will be within the range of 4 to 7 inches water column pressure.

5. SERVICE CONNECTIONS

 5.1. General: The customer shall consult Public Service as to the exact point at which the service pipe will enter the building before installing interior gas piping or starting any other work dependent upon the location of the service pipe. Public Service will determine the location of the service pipe depending upon existing facilities in the street and other practical considerations.

      Gas service will be supplied to each building or premises through a single service pipe except where, in the judgment of Public Service, its economic considerations; conditions on its distribution system; improvement of service conditions; or volume of the customer's requirements, make it desirable to install more than one service pipe.

      The making of a payment in any of the following cases shall not give the customer any interest in the service connection, the ownership being vested exclusively in Public Service.

 5.2. Service Connection Charges: Public Service will furnish and place, at no cost to the customer, up to 200 feet of service connection, measured at right angles from the nearest curb line to the customer's building, at the point of service entrance designated by Public Service. Where the distance is in excess of 200 feet, the service pipe will be installed subject to a charge equal to the amount by which the cost of the service connection exceeds the greater of either twice the customer's annual revenue as estimated by Public Service or the cost of the first 200 feet of service connection which otherwise would be furnished without charge as provided above. Should the customer request service entrance at a location other than that designated by Public Service, the customer shall pay the additional cost associated with said change in point of service entrance provided that the customer shall not be required to pay for the first 200 feet of service connection in any case and, provided further, that the customer shall not be required to pay for any portion of the cost of the service connection if the cost thereof does not exceed twice the estimated annual revenue. Public Service will waive the charge to the customer when the amount is $50.00 or less.

      The charge for the service connection, when the service pipe is of a size up to and including 4-inch diameter pipe, shall be determined by the application of established unit costs per foot. These unit costs are available for customer's inspection. Where the size of the service pipe is greater than 4-inch, the charge shall be based on actual construction costs.

 5.3. Change in Location of Existing Service Pipe: Any change requested by the customer in the location of the existing service pipe, if approved by Public Service, will be made at the expense of the customer.



Date of Issue: November 14, 1986                     Effective: October 31, 1986
 Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 11
                                                              Superseding

P.U.C.N.J. NO. 10 GAS                                 First Revised Sheet No. 11

                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

6.   METERS AND ASSOCIATED EQUIPMENT

   6.1. General: A single meter will be furnished and installed by Public Service for each separately billed rate schedule under which a customer receives service. Public Service shall be consulted regarding meter locations. Meter installations shall be in conformance with "Installation of Gas Appliances and Gas Piping," issued by Public Service and available on request. Where permitted, the meter shall be located outside. If the meter cannot be located outside, the meter shall be set so it can be read from outside the building, such as through a transparent glass block or by a remote meter reading device.

          When requested by a customer, remote meter reading equipment, which transmits the reading on a meter to a repeating register located on the outside of a building, may be installed, if feasible, at the expense of the customer. The payment shall not give the customer any interest in the equipment thus installed, the ownership being vested exclusively in Public Service.

          Additional meters will be installed only where, in the judgment of Public Service, its economic considerations; conditions on its distribution system; improvement of service conditions; or the volume of the customer's requirements, make it desirable to install such additional meters.

   6.2. Seals: Public Service may seal or lock any meters or enclosures containing meters and associated metering equipment. No person except a duly authorized employee of Public Service shall break or remove a Public Service seal or lock.

   6.3. Protection of Meter and Service Equipment: Customer shall furnish and maintain a suitable space for the meter and associated equipment. Such space shall be as near as practicable to the point of entrance of the gas service pipe, adequately ventilated, dry and free from corrosive vapors, not subject to extreme temperatures, readily accessible to duly authorized employees or agents of Public Service and shall otherwise conform to "Installation of Gas Appliances and Gas Piping," issued by Public Service and available on request. Customer shall not tamper with or remove meters or other equipment, nor permit access thereto except by duly authorized employees or agents of Public Service. In case of loss or damage to the property of Public Service from the act of negligence of the customer or his agents or servants, or of failure to return equipment supplied by Public Service, customer shall pay to Public Service the amount of such loss or damage to the property. All equipment furnished at the expense of Public Service shall remain its property and may be replaced whenever deemed necessary and may be removed by it at any reasonable time after the discontinuance of service. In the case of defective service, the customer shall not interfere or tamper with the apparatus belonging to Public Service but shall immediately notify Public Service to have the defects remedied.

   6.4. Public Service to Turn on Gas: No person other than a duly authorized employee or agent of Public Service shall turn gas into any new system of piping or into any old system of piping from which the use of gas has been discontinued.

   6.5. Change in Location of Meters and Associated Equipment: Any change requested by the customer in the existing location of meters and associated equipment, if approved by Public Service, will be made at the expense of the customer.

   6.6. Tampering: In the event it is established that Public Service meters or other equipment on the customer's premises have been tampered with, and, such tampering results in incorrect measurement of the service supplied as determined by Public Service, for non-residential accounts, the beneficiary shall pay for such service based upon the Public Service estimate from available data and not registered by Public Service meters. The beneficiary shall be the customer or other party who benefits from such tampering. In the case of residential accounts, all such costs shall be billed to the responsible party. The responsible party shall be the customer or other party who causes meter tampering to be committed.

          The actual cost of investigation, inspection, and determination of such tampering, and other costs, such as but not limited to, the installation of protective equipment, legal fees, and other costs related to the administrative, civil or criminal proceedings, may be billed to the responsible party.

          Tampering with Public Service facilities may be punishable by fine and/or imprisonment under the New Jersey Code of Criminal Justice.


Date of Issue: September 4, 1987                      Effective: August 28, 1987
   Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
  Filed pursuant to Order of Board of Public Utilities, dated August 28, 1987 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               First Revised Sheet No.12
                                                              Superseding
P.U.C.N.J. No. 10 Gas                                 Original Sheet No. 12


                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

7.    CUSTOMER'S INSTALLATION

7.1. General: No material change in the size, total capacity, or method of operation of customer's equipment shall be made without previous written notice to Public Service.

7.2. Piping: Gas piping installed on the customer's premises must conform to all requirements of municipal or other property constituted public authorities and to the regulations set forth in "Installation of Gas Appliances and Gas Piping," issued by Public Service and available on request.

7.3. Utilization Apparatus: All utilization apparatus shall have the approval of the American Gas Association Testing Laboratories (American Standard Approval Requirements) and, in addition, shall have the approval of Public Service. The manner of installation of all utilization apparatus shall be in accordance with "Installation of Gas Appliances and Gas Piping," issued by Public Service and available on request.

      Where the use of gas service is to be intermittent or occasional, or for low load factor purposes or for short durations, equipment shall not be connected without previous written notice to Public Service.

7.4. Back Pressure and Suction: When the nature of the customer's utilization apparatus is such that it may cause back pressure or suction in the piping system, meters, or other associated equipment of Public Service, suitable protective devices, subject to inspection and approval by Public Service, shall be furnished, installed, and maintained by the customer.

7.5. Maintenance of Customer's Installation: Customer's entire installation shall be maintained in the condition required by the municipal or other public authorities having jurisdiction and by Public Service.

7.6. Appliance Adjustments: Public Service will make, free of charge, adjustments to gas burners and certain associated equipment necessary to the functioning of gas appliances in use on customer's premises. Other adjustments or repairs to such appliances may be made, or other services connected with the rendering of gas service may be performed, by Public Service at the customer's expense. Service procedures are detailed in "Servicing Equipment and Facilities on Customers' Premises," issued by Public Service and available on request.

7.7. Adequacy and Safety of Installation: Public Service shall not be required to supply gas service until the customer's installation shall have been approved by the authorities having jurisdiction. Public Service may withhold or discontinue its service whenever such installation or part thereof is deemed by Public Service to be unsafe, inadequate, or unsuitable for receiving service, or to interfere with or impair the continuity or quality of service to the customer or to others.

      Public Service will assume no responsibility for the condition of customer's gas installation or for accidents, fires, or failures which may occur as the result of the condition of such gas installation.

      Neither by inspection or nonrejection, nor in any other way, does Public Service give any warranty, expressed or implied, as to the adequacy, safety, or other characteristics of any structure, equipment, wires, pipes, appliances, or devices used by the customer.

7.8. Liability for Customer's Installation: Public Service will not be liable for damages or for injuries sustained by customers or others or by the equipment of customers or others by reason of the condition or character of customers' facilities or the equipment of others on customers' premises. Public Service will not be liable for the use, care or handling of the gas service delivered of the customer after same passes beyond the point at which the service facilities of Public Service connect to the customers' facilities.

8.    METER READING AND BILLING

8.1. Measurement of Gas Used: Public Service will select the type and make of metering equipment and may, from time to time, change or alter such equipment; its sole obligation is to supply meters that will accurately and adequately furnish records for billing purposes.

Date of Issue: February 20, 1987                    Effective: February 16, 1987
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                   80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated February 13, 1987 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY             Fourth Revised Sheet No. 13
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                Third Revised Sheet No. 13

                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

        Where service through more than one meter is permitted by Public Service as outlined under Section 6.1 of these Standard Terms and Conditions, the cubic-foot use registered by the individual meters will be combined for billing purposes. In all other instances, each meter shall be billed separately.

        Bills will be based upon registration of Public Service meters except as otherwise provided for in this Tariff.

8.2. Correction for Pressure: In any case where, pursuant to Section 4.3, Public Service measures the gas delivered to a customer under pressure greater than that exerted by a column of water seven inches in height, the cubic feet of gas registered by the meter or meters of Public Service shall be subject to correction for billing purposes by the application of a proper correction factor.

8.3. Separate Billing for Each Installation: The gas service used by a customer through each service connection shall be billed separately at the applicable rate schedule selected by the customer. See Sections 5.1 and 6.1 of these Standard Terms and Conditions.

8.4.    Metering on Customer's Premises:

  8.4.1. General: The service and supply of gas by Public Service for the use of owners, landlords, tenants, or occupants of residential buildings or premises will be furnished to them as customers of Public Service through Public Service individual meters.

          The service and supply of gas by Public Service to owners, landlords, tenants, or occupants of industrial or commercial buildings or premises may be further distributed to other users within such structures and such use and resultant charges, including appropriate administrative costs, apportioned to such users. However, such charges shall not exceed the amount that Public Service would charge if the tenant was served and billed directly by Public Service.

  8.4.2. Submetering: The practice in which the customer of record buys gas from Public Service and resells it through some metering device at a profit is not permitted.

  8.4.3. Check Metering: Where a customer monitors or evaluates his own consumption of gas or any portion thereof in an effort to promote and stimulate conservation or for accountability by means of individual meters, computers or otherwise, installed, operated, and maintained at such customer's expense, such practice will be defined as check metering.

          Gas check meters are devices that measure the volume of gas being delivered to particular locations in a system after measurement by a Public Service owned meter. Gas check meters provide the customer-of-record the means to apportion among the end users the cost of gas service being supplied through the Public Service owned meter.

          If the customer-of-record charges the tenant for the usage incurred by the tenant, reasonable administrative expenses may be included, such charges shall not exceed the amount Public Service would have charged such tenant if the tenant had been served and billed by Public Service directly.

          Check metering will be permitted in new or existing buildings or premises where the basic characteristic of use is industrial or commercial. Check metering will not be permitted in new or existing buildings or premises where the basic characteristic of use is residential, except where such buildings or premises are publicly financed or government owned; or are condominiums or cooperative housing; or are eleemosynary in nature. In the case of dwelling units, all gas consuming devices must be metered through a single check meter.

          Check metering for the aforementioned purposes and applications shall not adversely affect the ability of Public Service to render service to any customer within the affected building or premises or any other customer. The customer shall contact Public Service prior to the installation of any check metering device to ascertain that it will not cause operating problems. The ownership of all check metering devices is that of the customer, along with all incidents in connection with said ownership, including accuracy of the equipment, meter reading and billing, liability arising from the presence of the equipment and the maintenance and repair of the equipment. Any additional costs which may result from and are attributable to the installation of check metering devices shall be borne by the customer.

Date of Issue: October 3, 1989                     Effective: September 25, 1989
Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 14
                                                               Superseding
P.U.C.N.J. No. 10 GAS                                 First Revised Sheet No. 14

                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

      The customer shall be responsible for the accuracy of check metering equipment. In the event of a dispute involving such accuracy, the Public Service meter will be presumed correct, subject to test results.

8.5. Testing of Meters: At such times as Public Service may deem proper, or as the Board of Public Utilities may require, Public Service will test its meters in accordance with the standards and bases prescribed by the Board of Public Utilities.

      Public Service shall, without charge, make a test of the accuracy of a meter(s) upon request of the customer, provided such customer does not make a request for test more frequently than once in 12 months.

      A report giving results of such tests shall be made to the customer, and a complete record of such tests shall be kept on file at the office of Public Service in conformance with the New Jersey Administrative Code.

8.6. Billing Adjustments: Whenever a meter is found to be registering fast by 2% or more, an adjustment of charges shall be made. When a meter is found to be registering slow by more than 2%, an adjustment of charges may be made, except for residential accounts, where no adjustment will be made.

8.7. Meter Reading and Billing Period: All charges are stated on a monthly basis. The term "month" for billing purposes shall mean the period between any two consecutive regularly scheduled meter readings. Meter reading schedules provide for reading meters, in accordance with their geographic location, as nearly as may be practicable every thirty days. Schedules are prepared in advance by Public Service and are available for inspection.

      Bi-monthly billing in place on February 6, 1987 will be completely phased out by September 1987, at which time all residential rates will be billed on a monthly basis.

8.8. Proration of Monthly Charges: For all billings for service, including initial bills, final bills, and bills for periods other than twenty-five to thirty-six days inclusive, except for temporary service accounts and Rate Schedules ISG, CIG, TSG-F and TSG-NF, the monthly charges will be prorated on the basis of one-thirtieth for each day of service, each month being considered as thirty days when determining the number of days on which prorating is based. For temporary service accounts the minimum period for billing purposes shall be one month.

8.9. Averaged Bills: Where Public Service is unable to read the meter, Public Service may estimate the amount of gas supplied and submit an averaged bill, so marked, for customer's acceptance. Adjustment of such customer's averaged use to actual use will be made after an actual meter reading is obtained.

8.10. Budget Plan: Customers billed under Rate Schedules RSG and GSG where gas service is used for residential purposes in buildings of four or fewer units, shall have the option of paying for their use of total service in equal, estimated monthly installments. The total service for a twelve month period will be averaged over twelve months and may be paid in twelve equal monthly installments. Adjustments will be made in the twelfth month if actual charges are more or less than the budget amounts billed.

8.11. Billing of Charges in Tariff: Unless otherwise ordered by the Board of Public Utilities, the charges and the classification of service set forth in this Tariff or in amendments hereof shall apply to the first month's billing of service in the regular course on and after the effective date set forth in such Tariff covering the use of gas service subsequent to the scheduled meter reading date for the immediately preceding month.

8.12. Payment of Bills: At least 10 days time for payment shall be allowed after sending a bill. Bills are payable at any Customer Service Center of Public Service, or by mail, or to any collector or collection agency duly authorized by Public Service. Whenever a residential customer advises Public Service prior to the date of a proposed discontinuance for non-payment that he wishes to discuss a deferred payment agreement because he is presently unable to pay a total outstanding bill, Public Service will make a good-faith effort to allow a residential customer the opportunity to enter into a


Date of Issue: October 3, 1989                      Effective September 25, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 15
                                                              Superseding
P.U.C.N.J. No. 10 GAS                                 First Revised Sheet No. 15

                         STANDARD TERMS AND CONDITIONS

                                  (Continued)

       reasonable deferred payment agreement, either prior to or after the occurrence of discontinuance of service for non-payment. A residential electric or gas customer is not required to pay, as a down payment, more than 25% of the total outstanding bill due at the time of the agreement. Such agreements which extend more than 2 months must be in writing and shall provide that a customer who is presently unable to pay an outstanding debt for Public Service services may make reasonable periodic payments until the debt is liquidated, while continuing payment of current bills. While a deferred payment agreement for each separate service need not be entered into more than once a year, Public Service may offer more than one such agreement in a year. If the customer defaults on any of the terms of the agreement, Public Service may discontinue service after providing the customer with a notice of discontinuance.

       In the case of a residential customer who receives more than one utility service from Public Service and has entered into a separate agreement for each separate service, default on one such agreement shall constitute grounds for discontinuance of only that service.

 8.13. Late Payment Charge: A late payment charge at the rate of 1.416% per monthly billing period shall be applied to the accounts of customers taking service under all rate schedules contained herein except for Rate Schedules RSG and SLG. Service to a body politic will not be subject to a later payment charge. The charge will be applied to all amounts billed including accounts payable and unpaid finance charge amounts applied to previous bills, which are not received by Public Service within 45 days following the date specified on the bill. The amount of the finance charge to be added to the unpaid balance shall be calculated by multiplying the unpaid balance by the late payment charge rate. When payment is received by the Company from a customer who has an unpaid balance which includes charges for late payment, the payment shall be applied first to such charges and then to the remainder of the unpaid balance.

 8.14. Returned Check Charge: A $10.00 charge shall be applied to the accounts of customers who have checks to Public Service returned unhonored by the bank.

 9. LEAKAGE

    Customer shall immediately give notice to Public Service at its office of any escape of gas in or about the customer's premises.

10. ACCESS TO CUSTOMER'S PREMISES

    Public Service shall have the right of reasonable access to customer's premises, and to all property furnished by Public Service, at all reasonable times for the purpose of inspection of customer's premises incident to the rendering of service, reading meters or inspecting, testing, or repairing its facilities used in connection with supplying the service, or for the removal of its property. The customer shall obtain, or cause to be obtained, all permits needed by Public Service for access to its facilities. Access to facilities of Public Service shall not be given except to authorized employees of Public Service or duly authorized governmental officials.

11. DISCONTINUANCE OF SERVICE

 11.1. By Public Service: Public Service, upon reasonable notice, when it can be reasonably given, may suspend or curtail or discontinue service for the following reasons: (1) for the purpose of making permanent or temporary repairs, changes or improvements in any part of its system; (2) for compliance in good faith with any governmental order or directive notwithstanding such order or directive subsequently may be held to be invalid; (3) for any of the following acts or omissions on the part of the customer: (a) non-payment of a valid bill due for service furnished at a present or previous location. However, non-payment for business service shall not be a reason for discontinuance of residence service except in cases of diversion of service pursuant to N.J.A.C. 14:3-7.16;
       (b) tampering with any facility of Public Service; (c) fraudulent representation in relation to the use of service; (d) customer moving from the premises, unless the customer requests that service be continued; (e) providing service to others without approval of Public Service except as permitted under Section 8.4 Metering on Customer's Premises; (f) failure to make or increase an advance

Date of Issue:  October 3, 1989                    Effective: September 25, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 16
                                                            Superseding
P.U.C.N.J. No.10 GAS                                  First Revised Sheet No. 16

                         STANDARD TERMS AND CONDITIONS
                                  (Continued)

      payment or deposit as provided for in these Standard Terms and Conditions;(g) refusal to contract for service where such contract is required;(h) connecting and operating equipment in such manner as to produce disturbing effects on the service of Public Service or other customers; (i) failure of the customer to comply with any of these Standard Terms and Conditions; (j) where the condition of the customer's installation presents a hazard to life or property; or (k) failure of customer to repair any faulty facility of the customer; (4) for refusal of reasonable access to customer's premises for necessary purposes in connection with rendering of service, including meter installation, reading or testing, or the maintenance or removal of the property of Public Service.

      Public Service may not discontinue service for non-payment of bills unless it gives the customer at least 7 days written notice of its intentions to discontinue. The notice of discontinuance shall not be served until the expiration of the 10-day period. However, in case of fraud, illegal use, or when it is clearly indicated that the customer is preparing to leave, immediate payment of accounts may be required.

      Public Service may not discontinue service because of non-payment of bills in cases where a charge is in dispute, provided that the undisputed charges are paid and a request is made to the Board for investigation of the disputed charge. In such cases, Public Service shall notify the customer that unless steps are taken to invoke formal or informal Board action within 5 days, service will be discontinued non-payment.

      Public Service may not discontinue residential service on Saturday, Sunday, or a holiday on which Public Service Customer Service Centers are closed or after 1:00 P.M. of the business day prior to a week-end or such holiday for non-payment.

      Discontinuance of residential service for non-payment is prohibited if a medical emergency exists within the premises which would be aggravated by discontinuance of service and the customer gives reasonable proof of inability to pay. Discontinuance shall be prohibited for a period of up to 2 months when a customer submits a physician's statement in writing to Public Service as to the existence of the emergency, its nature and probable duration, and that termination of service will aggravate the medical emergency. Recertification by the physician as to continuance of the medical emergency shall be submitted to Public Service after 30 days. However, at the end of such period of emergency, the customer shall still remain liable for payment of service(s) rendered, subject to the provisions of N.J.A.C. 14:3-7.13.

         1. The Board may extend the 60-day period for good cause.
         2. Public Service may in its discretion, delay discontinuance of residential service for non-payment prior to submission of the physician's statement required by this subsection when a medical emergency is known to exist.
      Public Service shall make every reasonable effort to determine when a landlord-tenant relationship exists at residential premises being served. If such a relationship is known to exist, service will not be shut off unless Public Service has posted a notice of discontinuance in common areas of multiple-family premises and has given individual notice to occupants of single-family and two-family premises and has offered the tenants continued service to be billed to the tenants, unless Public Service demonstrates that such billing is not feasible. The continuation of service to a tenant shall not be conditioned upon payment by the tenant of any outstanding bills due upon the account or any other person. Public Service shall not be held to the requirements of this Tariff section if the existence of a landlord-tenant relationship could not be reasonably ascertained.

11.2. At Customer's Request: A customer wishing to discontinue service must give notice as provided in the applicable rate schedule. Where such notice is not received by Public Service, customer shall be liable for service until final reading of the meter is taken. Notice to discontinue service will not relieve a customer from any minimum or guaranteed payment under any contract or rate schedule.

12. RECONNECTION CHARGE

    A reconnection charge of $15.00 will be made for restoration of service when service has been suspended or discontinued for nonpayment of any bill due.


Date of Issue: October 3, 1989                  Effective: September 25, 1989
Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                      80 Park Plaza, Newark, New Jersey 07101
           Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               First Revised Sheet No. 17
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                    Original Sheet No. 17

                        STANDARD TERMS AND CONDITIONS

                                  (Continued)

13. SERVICE LIMITATIONS
13.1. Continuity of Service: Public Service will use reasonable diligence to provide a regular and uninterrupted supply of service; but, should the supply be suspended, curtailed, or discontinued by Public Service for any of the reasons set forth in Section 11 of these Standard Terms and Conditions, or should the supply of service by interrupted, curtailed, deficient, defective, or fail, by reason of any act of God, accident, strike, legal process, governmental interference, or by reason of compliance in good faith with any governmental order of directive, notwithstanding such order or directive subsequently may be held to be invalid, Public Service shall not be liable for any loss or damage, direct or consequential, resulting from any such suspension, discontinuance, interruption, curtailment, deficiency, defect, or failure.

13.2. Emergencies: Public Service may curtail or interrupt service to any customer or customers in the event of an emergency threatening the integrity of its system or the systems to which it is directly or indirectly connected if, in its sole judgment, such action will prevent or alleviate the emergency condition.

13.3. Unusual Conditions: Public Service may place limitations on the amount and character of gas service it will supply or transport and may refuse such service to new customers, to existing customers for additional load, or to customers whose service agreements have expired if Public Service is or will be unable to obtain or does not have assured the necessary production raw materials, equipment and facilities to supply such gas or transportation service. In the case of transportation service, if Public Service, at its sole discretion, determines that such service would not be consistent with the best interest of its customers served under all rate schedules contained herein such service may be denied to applicants for such service.

14. TERMINATION, CHANGE, OR MODIFICATION OF PROVISIONS OF TARIFF

     This Tariff is subject to the lawful orders of the Board of Public Utilities of the State of New Jersey.

     Public Service may at any time and in any manner permitted by law, and the applicable rules and regulations of the Board of Public Utilities of the State of New Jersey, terminate, or change or modify by revision, amendment, supplement, or otherwise, this Tariff or any part hereof, or any revision or amendment hereof or supplement hereto.



Date of Issue: October 3, 1989                     Effective: September 25, 1989
  Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
               80 Park Plaza, Newark, New Jersey 07101
         Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               First Revised Sheet No. 18
                                                              Superseding
P.U.C.N.J. No. 10 GAS                                    Original Sheet No. 18


                            RESERVED FOR FUTURE USE


Date of Issue: October 3, 1989                     Effective: September 25, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GX8509901

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Fourth Revised Sheet No. 19
                                                              Superseding
P.U.C.N.J. No. 10 GAS                                 Third Revised Sheet No. 19

                           RAW MATERIALS ADJUSTMENT

Average cost per million Btu of gas sent out during the
     ten months ended September 30, 1990.......................  303.074(cents)

Base cost per million Btu......................................  330.000(cents)

Increase above or (decrease) below base cost...................  (26.926)(cents)

Number of 0.1 (cents) increases above or (below) base cost.....  (269.26)


                                                                 RATE SCHEDULES
                                                               RSG, GSG, AND LVG

Adjustment factor per therm for each 0.1 (cents)
     increase above or decrease below base cost................   0.01207(cents)

Amount per therm of Raw Materials Adjustment charge............  (3.2500)(cents)


Date of Issue: December 27, 1989                     Effective: December 6, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY        Forty-Fifth Revised Sheet No. 19A
                                                          Superseding
P.U.C.N.J. No. 10 GAS                        Forty-Fourth Revised Sheet No. 19A

                               COMMODITY CHARGE

                   APPLICABLE TO INTERRUPTIBLE SCHEDULE ISG

COMMODITY CHARGE:

     Per therm of gas used for customers with alternate
     fuel oil capability of:
     No. 2 oil...............................................    38.6400(cents)
                                                               =========
     No. 4 oil...............................................    32.6200(cents)
                                                               =========
     No. 6 oil...............................................    28.0100(cents)
                                                               =========
     Higher than 1.5% Sulfur No. 6 oil.......................    26.4581(cents)
                                                               =========
     (Based upon the Marketability Price of Alternate Fuel;
     price not to fall below the floor price.)

ISG FLOOR PRICE:

     Estimated Average Commodity cost per therm of gas
     received in the month of July 1990......................    21.3200(cents)

     ADJUSTED FOR:
        .Losses at 1.5 percent...............................    21.6447(cents)
        .A contribution of 1 cent............................    22.6447(cents)
        .GRI Surcharge at .126 cents.........................    22.7707(cents)
        .Gross Receipts taxes at 13.7700 percent and BPU
         assessment at .1667 percent.........................    26.4581(cents)
                                                               =========

MARKETABILITY PRICE OF ALTERNATE FUEL:

     No. 2 oil...............................................    38.6400(cents)
                                                               =========
     No. 4 oil...............................................    32.6200(cents)
                                                               =========
     0.3% Sulfur No. 6 oil...................................    28.0100(cents)
                                                               =========
     Higher than 1.5% Sulfur No. 6 oil.......................    23.1500(cents)
                                                               =========

TSG FLOOR PRICE:

     For those TSG customers provided sales service, the Commodity Charge, by alternate fuel type, will be the higher of the applicable ISG price or the TSG Floor
     Price.

     Estimated Incremental Commodity cost per therm of gas
     received in the month of July 1990......................    20.2570(cents)


     ADJUSTED FOR:
        .Losses at 1.5 percent...............................    20.5655(cents)
        .A contribution of 3 to 7 cents......................    24.5655(cents)
        .GRI Surcharge at .126 cents.........................    24.6915(cents)
        .Gross Receipts taxes at 13.7700 percent and BPU
         assessment at .1667 percent.........................    28.6899(cents)
                                                               =========

Date of Issue: June 25, 1990                             Effective: July 1, 1990
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated December 6, 1989 in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY        Forty-Fifth Revised Sheet No. 19C
                                                          Superseding
P.U.C.N.J. No. 10 GAS                         Forty-Fourth Revised Sheet No. 19C


                               COMMODITY CHARGE

             APPLICABLE TO COGENERATION INTERRUPTIBLE SCHEDULE CIG

                                                                    Special
                                                                   Provision
                                                 All Other            (r)
                                                 --------------  --------------
COMMODITY CHARGE:

    Per therm of gas used......................  24.7707(cents)  22.7707(cents)

    Estimated Average Commodity cost per therm of gas received in the month of July 1990.. 21.3200(cents) 21.3200(cents)

    ADJUSTED FOR:

       . Losses at 1.5 percent.................  21.6447(cents)     --
       . A contribution of 3 cents.............  24.6447(cents)     --
       . GRI Surcharge at .126 cents...........  24.7707(cents)     --

    ADJUSTED FOR:

       . Losses at 1.5 percent.................     --           21.6447(cents)
       . A contribution of 1 cent..............     --           22.6447(cents)
       . GRI Surcharge at .126 cents...........     --           22.7707(cents)


Date of Issue: June 25, 1990                             Effective: July 1, 1990
Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                      80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated December 6, 1989 in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY          Fortieth Revised Sheet No. 19C
                                                           Superseding
P.U.C.N.J. No. 10 GAS                         Thirty-Ninth Revised Sheet No. 19C

                               COMMODITY CHARGE

             APPLICABLE TO COGENERATION INTERRUPTIBLE SCHEDULE CIG


                                                                    Special
                                                                   Provision
                                                All Other             (r)
                                                ---------          ---------
COMMODITY CHARGE:

     Per therm of gas used.................   31.3697 (cents)   29.3697 (cents)

     Estimated Average Commodity cost per
      therm of gas received in the month
      of February 1990.....................   27.8200 (cents)   27.8200 (cents)

     ADJUSTED FOR:

       .Losses at 1.5 percent..............   28.2437 (cents)         --
       .A contribution of 3 cents..........   31.2437 (cents)         --
       .GRI Surcharge at .126 cents........   31.3697 (cents)         --

     ADJUSTED FOR:

       .Losses at 1.5 percent..............         --          28.2437 (cents)
       .A contribution of 1 cent...........         --          29.2437 (cents)
       .GRI Surcharge at .126 cents........         --          29.3697 (cents)


Date of Issue: January 31, 1990                      Effective: January 31, 1990
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated December 6, 1989 in Docket No. GR89060622, as amended in Docket No. GT90010047

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 21

                               RATE SCHEDULE RSG

                              RESIDENTIAL SERVICE
                                  (Continued)

SPECIAL PROVISIONS:

(a) This rate schedule is available when all continuous service is measured by one meter:

           (a-1)  In individual residences and appurtenant outbuildings;

           (a-2) In residential premises where customer's use of gas service for purposes other than residential is incidental to his residential use;

           (a-3) For rooming or boarding houses where the number of rented rooms does not exceed twice the number of bedrooms occupied by the customer;

           (a-4) In individual flats or apartments in multiple-family buildings;

           (a-5) In multiple-family buildings of two or more individual flats or apartments where gas service is furnished to the tenants or occupants of the flats or apartments by the owner without a specific charge for such service; and, where Special Provision (b) is applicable, the basic factors stated therein shall be multiplied by the number of individual flats or apartments, whether occupied or not.

(b) Off-Peak Use: Where gas service is used for central air-conditioning equipment having a rated capacity of not less than two tons of refrigeration the Commodity Charge for the therms used for all purposes in excess of 50 therms in any month during the Off-Peak period shall be 40.568(cents) per therm.

      The Off-Peak period shall commence and end with the regularly scheduled meter readings in the months of April and October, respectively, but Public Service may change such period depending upon load conditions on its system.

STANDARD TERMS AND CONDITIONS:

      This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive of this Tariff.


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 22
                                                            Superseding
P.U.C.N.J. No. 10 GAS                                 First Revised Sheet No. 22

                               RATE SCHEDULE GSG

                                GENERAL SERVICE

APPLICABLE TO USE OF SERVICE FOR:

      General purposes.

CHARACTER OF SERVICE:

      Continuous.

RATE:

      Service Charge:
      $6.00 in each month.

      Commodity Charge:
      61.643(cents) per therm.

      Raw Materials Adjustment:

      A charge or credit will be made when the estimated October through September twelve-month net average cost to Public Service of production raw materials used is 0.1(cents) per million Btu of gas sent out above or below 330.0(cents) per million Btu of gas sent out. Immediately prior to October of each year, the estimated average cost will be determined for the succeeding twelve-month period. This estimated average cost will be adjusted for any under- or over-recovery which may have occurred during the operation of the Company's previously approved clause. The net charge or net credit will be the adjusted differential cost above or below 330.0(cents) per million Btu of gas sent out multiplied by 0.01207(cents) per therm per 0.1(cents) variation to reflect applicable losses, and taxes related to revenue from the sales of gas. Any net charge or net credit will apply to all therms billed each month of the succeeding twelve-month period. In the event that a major change in the average cost occurs during the twelve-month period, a revised estimated average cost will be calculated and applied for the remainder of the period in accordance with the above.

      Other Charges:

      See Special Provisions (a) Off-Peak Use and (c) Cogeneration Use.

MINIMUM CHARGE:

      The monthly minimum charge shall be $6.00.

DETERMINATION OF THERMS:

      The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per hundred cubic feet which appears on every bill.

TERMS OF PAYMENT:

      Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.

TERM:
      One year and thereafter until terminated by five days' notice.



Date of Issue: June 23, 1988                            Effective: June 17, 1988
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
   Filed pursuant to Order of Board of Public Utilities, dated June 17, 1988 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                                          Original Sheet No. 22A
P.U.C.N.J. No. 10 GAS


                               RATE SCHEDULE GSG

                                GENERAL SERVICE
                                  (Continued)

SPECIAL PROVISIONS:

(a) Off-Peak Use: Where gas service in commercial and industrial establishments is used for cooling or for dehumidification and supplied through a separate meter, the Commodity Charge for the therms used in the Off-Peak period shall be 40.568c per therm.

      The Off-Peak period shall commence and end with the regularly scheduled meter readings in the months of April and October, respectively, but Public Service may change such period depending upon load conditions on its system.

(b)   Resale: Service under this rate schedule is not available for resale.

(c) Cogeneration Use: Applicable to separately metered service for the sequential production of electrical energy and useful thermal energy from the same fuel source by a Qualifying Facility, as defined in Section 201 of the Public Utilities Regulatory Policies Act of 1978 whose cogeneration equipment meets the efficiency standards set forth in Chapter 18 of the Code of Federal Regulations, Sections 292.205 (a) and (b). Customer must document that qualifying status has been granted by the Federal Energy Regulatory Commission.

      Service to a qualifying cogeneration facility as set forth above is exempt from Gross Receipts and Franchise taxes.

STANDARD TERMS AND CONDITIONS:

      This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive of this Tariff.



Date of Issue: November 14, 1986                     Effective: October 31, 1986
   Issued by FREDRICK R. DE SANTI, Senior Vice President--Current Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 23
                                                              Superseding
P.U.C.N.J. No. 10 Gas                                 First Revised Sheet No. 23

                               RATE SCHEDULE LVG

                             LARGE VOLUME SERVICE

APPLICABLE TO USE OF SERVICE FOR:

     General purposes.

CHARACTER OF SERVICE:

     Continuous.

RATE:

     Service Charge:
     $50.00 in each month.

     Commodity Charge for the first 1,000 therms:
     57.243(cents) per therm for
     the first................................  1,000 therms used in each month

     Commodity Charge in excess of 1,000 therms in the months of May through
     October:
     50.568(cents) per therm for the next......  4,000 therms used in each month
     45.568(cents) per therm in excess of......  5,000 therms used in each month

     Commodity Charge in excess of 1,000 therms in the months of November through April:
     54.276(cents) per therm in excess of......  1,000 therms used in each month

     Raw Materials Adjustment:

     A charge or credit will be made when the estimated October through September twelve-month net average cost to Public Service of production raw materials used is 0.1(cents) per million Btu of gas sent out above or below 330.0(cents) per million Btu of gas sent out. Immediately prior to October of each year, the estimated average cost will be determined for the succeeding twelve-month period. This estimated average cost will be adjusted for any under- or over-recovery which may have occurred during the operation of the Company's previously approved clause. The net charge or net credit will be the adjusted differential cost above or below 330.0 (cents) per million Btu of gas sent out multiplied by 0.01207(cents) per therm per 0.1(cents) variation to reflect applicable losses, and taxes related to revenue from the sales of gas. Any net charge or net credit will apply to all therms billed each month of the succeeding twelve-month period. In the event that a major change in the average cost occurs during the twelve-month period, a revised estimated average cost will be calculated and applied for the remainder of the period in accordance with the above.

     Other Charges:

     See Special Provisions (a) Off-Peak Use and (c) Cogeneration Use.

MINIMUM CHARGE:

     The monthly minimum charge shall be $50.00.

DETERMINATION OF THERMS:

     The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per hundred cubic feet which appears on every bill.


Date of Issue: June 23, 1988                            Effective: June 17, 1988
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
   Filed pursuant to Order of Board of Public Utilities, dated June 17, 1988 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                    Original Sheet No. 23A


                               RATE SCHEDULE LVG

                             LARGE VOLUME SERVICE
                                  (Continued)

TERMS OF PAYMENT:

     Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.

TERM:

     One year and thereafter until terminated by five days' notice.

SPECIAL PROVISIONS:

(a) Off-Peak Use: Where separately metered gas service (1) is used for building cooling or dehumidification or (2) is to boilers, used in whole or in part to supply the requirements of absorption air-conditioning equipment of 100 tons or more nominal capacity, the rate during the off-peak period shall be 40,568(cents) per therm. However, such off-peak rate shall not be applicable until the first 500 therms have been billed at the first block of the Commodity Charge.

     The Off-Peak period shall commence and end with the regularly scheduled meter readings in the months of April and October, respectively, but Public Service may change such period depending upon load conditions on its system.

(b)  Resale: Service under this rate schedule is not available for resale.

(c) Cogeneration Use: Applicable to separately metered service for the sequential production of electrical energy and useful thermal energy from the same fuel source by a Qualifying Facility, as defined in Section 201 of the Public Utilities Regulatory Policies Act of 1978 whose cogeneration equipment meets the efficiency standards set forth in Chapter 18 of the Code of Federal Regulations, Sections 292.205 (a) and (b). Customer must document that qualifying status has been granted by the Federal Energy Regulatory Commission.

     Service to a qualifying cogeneration facility as set forth above is exempt from Gross Receipts and Franchise taxes.

STANDARD TERMS AND CONDITIONS:

     This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive of this Tariff.



Date of Issue: November 14, 1986                   Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
  Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              Second Revised Sheet No. 24
                                                              Superseding
P.U.C.N.J. No. 10 GAS                                 First Revised Sheet No. 24

                               RATE SCHEDULE SLG

                            STREET LIGHTING SERVICE

This rate schedule is in the process of elimination and is limited to street lighting installations served hereunder in the month of April 1980, and only for the specific premises and class of service served hereunder on such date.

APPLICABLE TO USE OF SERVICE FOR:

     Street lighting to a body politic.

CHARACTER OF SERVICE:

     Limited period from dusk to dawn.

RATE:

     Monthly Charge Per Unit:
     Single-mantle lamps.........$11.38
     Double-mantle lamps......... 12.83
     Triple-mantle lamps......... 18.31 on posts installed prior to
                                   October 30, 1963
     Triple-mantle lamps......... 21.20 on posts installed on and after
                                   October 30, 1963

     Allowance for Lamp Outages:
     The Monthly Charge Per Unit reflects an outage allowance based on normal and abnormal operating conditions. No further allowance will be made.

MINIMUM CHARGE:

     None.

TERMS OF PAYMENT:

     Bills are due on presentation.

TERM:

     Five years; written contract required.

STANDARD TERMS AND CONDITIONS:

     This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive, of this Tariff.

Date of Issue: June 23, 1988                            Effective: June 17, 1988
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
   Filed pursuant to Order of Board of Public Utilities, dated June 17, 1988 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 25
                                                           Original Sheet No. 26


                        THIS SHEET PURPOSELY LEFT BLANK


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
   Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 27

                               RATE SCHEDULE ISG

                             INTERRUPTIBLE SERVICE

APPLICABLE TO USE OF SERVICE FOR:

     General purposes where the maximum requirement for interruptible gas is not less than 150 therms per hour.

CHARACTER OF SERVICE:

     Interruptible.

RATE:

     Service Charge:
     $100.00 in each month.

     Commodity Charge:
     The monthly rate per therm of gas used will be set equal to the estimated price of the customer's alternate fuel capability. The prices for No. 2, No. 4, 0.3 percent No. 6 oil and higher than 1.5 percent sulphur No. 6 oil alternate fuel capability catagories will be based on the current marketability of this gas with respect to alternate fuel sources available to Rate Schedule ISG customers. These prices shall be considered to include the effect of losses and taxes related to revenues from the sales of this gas. These prices will be utilized if they are above the floor price defined as follows: the floor price is the average commodity cost of gas received by Public Service adjusted to include: (a) the effect of losses estimated to be 1.5 percent, (b) a fixed minimum contribution of 1(cent),
     (c) GRI surcharge, (d) taxes related to revenue from the sales of gas, and
     (e) BPU assessment.

     The applicable rate per therm for each alternate fuel oil shall be the applicable oil price, except that such rate shall not fall below the floor price.

     All recoveries resulting from the sales of gas under this rate schedule which exceed the cost of supplying such gas will be used to reduce the monthly cost of gas supplied to firm customers.

     Other Charges:
     See Special Provisions (b), (g) and (o).

MINIMUM CHARGE:

     The monthly minimum charge shall be $100.00.

DETERMINATION OF THERMS:

     The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per hundred cubic feet which appears on every bill.

TERMS OF PAYMENT:

     Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.





Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                    Original Sheet No. 28

                               RATE SCHEDULE ISG

                             INTERRUPTIBLE SERVICE
                                  (Continued)

TERM:

   One year from the commencement date specified in the Application for Interruptible Gas Service required by Special Provision (a). The term may be extended by agreement between customer and Public Service.

SPECIAL PROVISIONS:

   Interruptible service will be furnished, when and where available, under the following conditions:

   (a) Customer will be required to sign an Application for Interruptible Gas Service and service will be restricted to the maximum annual and hourly requirements, and the location and equipment specified. Attached to the Application for Interruptible Gas Service will be a signed affidavit certifying the specific grade of fuel oil (or oils) that can physically and legally be utilized by the installation being served. The affidavit shall include the percentage of operation which can physically and legally be served by each alternate fuel. The customer will submit, within 30 days of change in operations, a new affidavit to Public Service when such a change effects its alternate fuel capability. Public Service reserves the right to inspect the customer's operation as to alternate fuel capability. Upon request by customer, Public Service may deliver available volumes of gas in excess of the maximum hourly requirement for limited periods. Such deliveries shall not be deemed to constitute a change in the requirements specified in the application.

   (b) No Service Charge shall apply to customers receiving service under this Special Provision who were OPG customers before October 31, 1986. The monthly Minimum Charge hereinbefore stated shall apply to former OPG customers in each of the months of May through November.

        Service to former OPG customers during the months of January, February and March will be available for pilots at a Commodity Charge of 60.0(cents) per therm. If service is used during such months for any other purpose, the Commodity Charge for such service shall be ten times the applicable Commodity Charge for Rate Schedule ISG. However, Public Services has no obligation to supply gas to former OPG customers during the months of January, February and March except for pilots, and may discontinue deliveries of gas to customer for other purposes. Special Provisions (d), (e), and (g) are not applicable to former OPG customers.

   (c) Customer may be required to make a payment toward the investment in facilities which Public Service installs to provide service under this rate schedule when such investment exceeds an amount equal to 10% of the estimated first year's revenue from such service. The payment required will be a contribution equal to the excess amount, payable on the date Public Service accepts the Application for Interruptible Gas Service. The making of a payment shall not give the customer any interest in the facilities, the ownership being vested exclusively in Public Service.

   (d) Customer has installed and maintains complete and adequate standby equipment and fuel supply for operation with another fuel when the gas supply is interrupted.

   (e) Upon advance notice of eight hours or more, from any hour of any day given to customer by Public Service by telephone, telegram or otherwise, customer shall discontinue the use of gas until further notice; customer shall designate personnel who will accept such notification at any hour of any day.


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
  Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 28A

                               RATE SCHEDULE ISG

                             INTERRUPTIBLE SERVICE
                                  (Continued)

     (f) The order of interruption shall be as follows: No. 6 oil customers and then No. 4 oil and No. 2 oil customers.

     (g) If customer does not discontinue the use of gas after notification pursuant to Special Provision (e), the Commodity Charge shall be 60.0 (cents) per therm for an amount equal to one hour's maximum requirement. Use of this amount shall be limited to a use rate per hour not greater than 5% of customer's maximum hourly requirement.

          The charge for all additional gas used shall be ten times the applicable Rate Schedule ISG Commodity Charge.

          Except for pilots, however, Public Service has no obligation to supply gas at any time following notice pursuant to Special Provision
          (e) and may discontinue completely all other deliveries of gas to customer during the period of interruption.

          If a customer utilizes more than one type of alternate fuel, the rate per therm to such customer shall be determined by taking a weighted average of the prices determined above. Such weighting will be based upon the alternate fuel percentage stated in the customer's affidavit. Propane shall be considered to be equivalent to No. 2 oil for purposes of setting the appropriate rates under this Tariff.

     (h) Metering shall include a recording device, furnished by Public Service. Customer shall furnish an electrical supply for the operation of the recording device and may be required to supply a dedicated telephone line.

     (i) Upon request by Public Service on any day, customer shall furnish an estimate of the amount of gas to be taken under this rate schedule during the next 24-hour period.

     (j) Service supplied under this rate schedule shall be separately metered and shall not be combined with use under any other rate schedule for billing purposes.

     (k) Service will not be supplied under this rate schedule and any other gas rate schedule for the same process or operation at the same location.

     (l) Public Service shall not be liable in any way for any failure in whole or in part, temporary or permanent, to deliver gas under this rate schedule.

     (m) When customer is temporarily prevented from receiving service during any month by reason of any act of God, accident, strike, or work stoppage, legal process, governmental interference, or compliance with any governmental order, Public Service at its discretion may, upon customer's written request, prorate the Minimum Charge to the number of full days customer was able to receive service.

     (n)  Service under this rate schedule is not available for resale.

     (o) Cogeneration use is applicable to separately metered service for the sequential production of electrical energy and useful thermal energy from the same fuel source by a Qualifying Facility, as defined in
          Section 201 of the Public Utilities Regulatory Policies Act of 1978 whose cogeneration equipment meets the efficiency standards set forth in Chapter 18 of the Code of Federal Regulations. Sections 292.205 (a) and (b). Customer must document that qualifying status has been granted by the Federal Energy Regulatory Commission.

          Service to a qualifying cogeneration facility as set forth above is exempt from Gross Receipts and Franchise taxes.

STANDARD TERMS AND CONDITIONS:

     This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive of this Tariff, except Section 3, Extension of Distrubution Mains, Section 5.2. Service Connection Charges, Section 7.6. Appliance Adjustments and Section 8.8. Proration of Monthly Charges.


Date of Issue: November 14, 1986                     Effective: October 31, 1986
   Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 29
                                                           Original Sheet No. 30
                                                           Original Sheet No. 31
                                                           Original Sheet No. 32



                        THIS SHEET PURPOSELY LEFT BLANK


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                     Original Sheet No. 33

                             RATE SCHEDULE ISG-PP

                     INTERRUPTIBLE PARITY PRICING SERVICE

APPLICABLE TO USE OF SERVICE FOR:

   Rate Schedule ISG service considered non-exempt from the incremental pricing provisions of the Natural Gas Policy Act of 1978.

CHARACTER OF SERVICE:

   Interruptible.

RATE:

   Commodity Charge:

   The rate per therm of gas used will be set equal to the monthly published incremental ceiling price, which, under Federal Incremental Pricing Regulations would be applicable to the non-exempt usage of each affected interruptible customer. The rate determined above will be compared with the floor price defined as equaling the applicable rate per therm of Rate Schedule ISG.

   In the event that any of the rates determined in accordance with this Tariff are below this floor price, the floor price shall be used. All net recoveries above the floor price as determined above which result from the sales of gas under this rate schedule will be used to reduce the monthly cost of gas supplied to exempt and non-affected uses subject to the Levelized Raw Materials Adjustment Clause.

   Notification of changes in the price of this gas shall be filed with the Board of Public Utilities no later than 2 working days subsequent to the publication of Federally determined incremental ceiling prices. All other terms, conditions and provisions of Rate Schedule ISG apply.

TERMINATION:

   Parity pricing under this rate schedule shall terminate upon the effective date of the implementation by the Federal Energy Regulatory Commission of regulations determining alternate fuel price ceiling on a basis other than High Sulfur No. 6 Fuel Oil or upon the effective date of implementation by the Federal Energy Regulatory Commission of regulations modifying the application of incremental pricing under the authority of Section 202 of the Natural Gas Policy Act of 1978, or immediately upon termination of incremental pricing under the provisions of the Natural Gas Policy Act of 1978, whichever occurs first. In the event of termination, gas service provided under this rate schedule will be subject to and priced in accordance with Rate Schedule ISG.



Date of Issue: November 14,1986                      Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                       80 Park Plaza, Newark, New Jersey 07101
     Filed pursuant to Order of Board of Public Utilities, dated October 31,1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 34


                        THIS SHEET PURPOSELY LEFT BLANK


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 35

                             RATE SCHEDULE FSG-PP

                          FIRM PARITY PRICING SERVICE

APPLICABLE TO USE OF SERVICE FOR:

     Firm rate schedules service considered non-exempt from the incremental pricing provisions of the Natural Gas Policy Act of 1978.

CHARACTER OF SERVICE:

     Continuous.

RATE:

     The following Commodity Charge will be imposed in lieu of the Commodity Charges stated in each firm rate schedule:

     Commodity Charge:

     The rate per therm of gas will be set equal to the monthly published incremental ceiling price, which, under Federal Incremental Pricing Regulations would be applicable to the non-exempt usage of each affected firm customer. The rate determined above will be compared with a floor price defined as equaling the applicable rate per therm of the applicable firm rate schedule.

     In the event that any of the rates determined in accordance with this Tariff are below this floor price, the floor price shall be used. All net recoveries above the floor price as determined above which result from the sales of gas under this rate schedule will be used to reduce the monthly cost of gas supplied to exempt and non-affected uses subject to the Levelized Raw Materials Adjustment Clause.

     Notification of changes in the price of this gas shall be filed with the Board of Public Utilities no later than 2 working days subsequent to the publication of Federally determined incremental ceiling prices. All other terms, conditions and provisions of the applicable firm rate schedules shall apply.

TERMINATION:

     Parity pricing under this rate schedule shall terminate upon the effective date of the implementation by the Federal Energy Regulatory Commission of regulations determining the alternate fuel price ceiling on a basis other than High Sulfur No. 6 Fuel Oil or upon the effective date of implementation by the Federal Energy Regulatory Commission of regulations modifying the application of incremental pricing under the authority of
     Section 202 of the Natural Gas Policy Act of 1978, or immediately upon termination of incremental pricing under the provisions of the Natural Gas Policy Act of 1978, whichever occurs first. In the event of termination, gas service provided under this rate schedule will be subject to and priced in accordance with the applicable firm rate schedule.


Date of Issue: November 14, 1986                     Effective: October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               Third Revised Sheet No. 36
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                Second Revised Sheet No. 36


                               RATE SCHEDULE CIG

                      COGENERATION INTERRUPTIBLE SERVICE

APPLICABLE TO USE OF SERVICE FOR:

      The sequential production of electrical energy and useful thermal energy from the same fuel source by a Qualifying Facility, as defined in Section 201 of the Public Utility Regulatory Policies Act of 1978, whose cogeneration equipment was installed on or after January 1, 1983, and regularly meeting the efficiency standards set forth in Chapter 18 of the Code of Federal Regulations, Sections 292.205 (a) and (b).

CHARACTER OF SERVICE:

      Interruptible.

RATE:

      Service Charge:
      $86.00 in each month.

      Commodity Charge:

      The monthly rate per therm of gas used will be set to the average commodity cost of gas received by Public Service adjusted to include: (a) the effect of losses estimated to be 1.5 percent, (b) a fixed contribution of 3 cents per therm, and (c) GRI surcharge.

      All recoveries resulting from the sales of gas under this rate schedule which exceed the cost of supplying such gas will be used to reduce the monthly cost of gas supplied to firm customers.

      Other Charges:

      See Special Provisions (e) and (r).

MINIMUM CHARGE:

      The monthly minimum charge shall be $86.00.

DETERMINATION OF THERMS:

      The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per hundred cubic feet which appears on every bill.

      The "therms multiplier" shall be on the basis of the actual heating value of the gas used.

TERMS OF PAYMENT:

      Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.



Date of Issue: December 27, 1989                     Effective: December 6, 1989
 Issued by ROBERT J. DOUGHERTY, JR.,Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
         Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                   Original Sheet No. 37


                               RATE SCHEDULE CIG

                      COGENERATION INTERRUPTIBLE SERVICE
                                  (Continued)

TERM:

   One year and thereafter until terminated by five days' notice.

SPECIAL PROVISIONS:

  Interruptible service will be furnished, when and where available, under the following conditions:

  (a)    Public Service has available capacity to provide such service.

  (b) Customer must certify that qualifying status has been granted by the Federal Energy Regulatory Commission and will be required to sign an Application for Cogeneration Interruptible Gas Service. Service will be restricted to the maximum annual and hourly requirements, and the location and equipment specified in the Application. Upon request by customer, Public Service may deliver available volumes of gas in excess of the maximum hourly requirement for limited periods. Such deliveries shall not be deemed to constitute a change in the requirements specified in the Application.

  (c) Customer may be required to make a payment toward the investment in facilities which Public Service installs to provide service under this rate schedule when such investment exceeds an amount equal to 10% of the estimated first year's revenue from such service. The payment required will be a contribution equal to the excess amount, payable on the date Public Service accepts the Application for Cogeneration Interruptible Gas Service. The making of a payment shall not give the customer any interest in the facilities, the ownership being vested exclusively in Public Service.

  (d) Upon advance notice of eight hours or more, from any hour of any day given to customer by Public Service by telephone, telegram or otherwise, customer shall discontinue the use of gas until further notice; customer shall designate personnel who will accept such notification at any hour of any day.

  (e) If customer does not discontinue the use of gas after notification pursuant to Special Provision (d),the Commodity Charge shall be 60.0(cents) per therm for an amount equal to one hour's maximum requirement. Use of this amount shall be limited to a use rate per hour not greater that 5% of customer's maximum hourly requirement.

         The charge for all additional gas used shall be ten times the applicable Commodity Charge for Cogeneration Interruptible Schedule CIG.

         Except for pilots, however, Public Service has no obligation to supply gas at any time following notice pursuant to Special Provision (d) and may discontinue completely all other deliveries of gas to customer during the period of interruption.



Date of Issue: November 14,1986                      Effective: October 31, 1986
      Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                       80 Park Plaza, Newark, New Jersey 07101
     Filed pursuant to Order of Board of Public Utilities, dated October 31,1986 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 38


                               RATE SCHEDULE CIG

                      COGENERATION INTERRUPTIBLE SERVICE
                                  (Continued)

(f) Metering shall include a recording device furnished by Public Service. Customer shall furnish an electrical supply for the operation of the recording device and may be required to supply a dedicated telephone line.

(g) Upon request by Public Service on any day, customer shall furnish an estimate of the amount of gas to be taken under this rate schedule during the next 24-hour period.

(h) Service supplied under this rate schedule shall be separately metered and shall not be combined with use under any other rate schedule for billing purposes.

(i) Service will not be supplied under this rate schedule and any other gas rate schedule for the same process or operation at the same location except as specified under Special Provision (n).

(j) Public Service shall not be liable in any way for any failure in whole or in part, temporary or permanent, to deliver gas under this rate schedule.

(k) When customer is temporarily prevented from receiving service during any month by reason of any act of God, accident, strike, or work stoppage, legal process, governmental interference, or compliance with any governmental order. Public Service at its discretion may, upon customer's written request, prorate the Minimum Charge to the number of full days customer was able to receive service.

(l) Public Service agrees that service under this rate schedule will not be interrupted unless service to the Rate Schedule ISG No. 6 alternate fuel oil customers have already been interrupted.

(m) Gas supplied under this rate schedule is limited to a quantity equal to the lesser of either 150 therms for each net kilowatthour of cogenerated electric generation fueled by gas or the quantity of gas actually consumed by the cogeneration facility when operated in a cogeneration mode as determined by Public Service. Net cogenerated electric generation is defined as generation output less energy used to run the congereration facility's auxiliary equipment. Auxiliary equipment includes, but is not limited to, forced and induced draft fans, boiler feed pumps and lubricating oil systems.

(n) Gas supplied in excess of the quantity described in Special Provision (m) will be billed under an applicable rate schedule as determined by Public Service except as specified under Special Provision (e).

(o) Net cogenerated electric generation fueled by natural gas will be determined each month as follows:

           (o-1) For facilities which burn two or more fuels simultaneously for cogeneration, net cogenerated electric generation will be allocated between such fuels on the Btu input of each fuel.

           (o-2) For facilities which change fuel usage between gas and an alternate fuel for cogeneration, net cogenerated electrical generation fueled by gas will be based on meter readings taken by the customer at the time the fuel change occurs or the portion of the allocated amount determined in Special Provision (m) prorated by the number of hours of days that the customer used gas.




Date of Issue:  November 14, 1986                   Effective:  October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS                                      Original Sheet No. 39



                               RATE SCHEDULE CIG

                      COGENERATION INTERRUPTIBLE SERVICE
                                  (Continued)



       (p) Public Service, at its sole discretion, may utilize readings from customer or Company-owned meters to determine the quantity of gas to which this rate schedule is applicable in lieu of the allocation specified in Special Provision (o-1). The customer shall make available, and Public Service shall have the right to read, inspect and/or test such customer-owned meters during normal working hours. Additional gas, electric and/or useful thermal output meters required to determine the amount of gas to which this rate schedule is applicable will be installed, owned and operated by Public Service. However, Public Service may, at its sole option, use calculated or estimated data to determine such gas usage.

       (q) Customer is required to file a monthly report to Public Service containing the total amount of kilowatthours produced by the cogeneration facility.

       (r) Experimental Cogeneration Service: Gas service under this Special Provision is limited to customers having commitments for service from Public Service under this experimental program as of September 24, 1985. When Experimental Cogeneration Service is supplied, the following provisions shall apply:

             (r-1) In lieu of the Commodity Charge calculation hereinbefore set forth, the fixed contribution in any month shall be 1 cent per therm.

             (r-2) In lieu of the term hereinbefore set forth, the term shall be two years, except Qualifying Facilities which have made substantial investments in cogeneration facilities, including but not limited to the purchase of a diesel engine or gas turbine with associated waste heat boiler equipment or a steam turbine, installed specifically to receive service under this Special Provision, shall have the option to renew service at the same service location for such facilities through August 22, 1994.

       (s)   Service under this rate schedule is not available for resale.

STANDARD TERMS AND CONDITIONS:

       This rate schedule is subject to the Standard Terms and Conditions of Sheets Nos. 6 to 18, inclusive of this Tariff, except Section 3, Extension of Distribution Mains, Section 5.2, Service Connection Charges, Section 7.6, Appliance Adjustments and Section 8.8, Proration of Monthly Charges.








Date of Issue:  November 14, 1986                  Effective:  October 31, 1986
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                   80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated October 31, 1986

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               Third Revised Sheet No. 40
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                Second Revised Sheet No. 40

                              RATE SCHEDULE TSG-F

                        FIRM TRANSPORTATION GAS SERVICE


APPLICABLE TO USE OF SERVICE FOR:

     General purposes where the maximum requirement for firm gas is not less than 150 therms per hour, where the customer has the installed capability to utilize an alternate type of fuel and where the customer has a current fully executed contract(s) to purchase natural gas supplies and transport these supplies to interconnection points with Public Service's distribution system from which Public Service may receive and physically transport and deliver the customer's purchased gas supply.

CHARACTER OF SERVICE:

     Continuous transportation subject to Public Service's available capacity to provide such service.

RATE:

     Service Charge:
     $250.00 in each month.

     Transportation Charge for the first 1,000 therms:
     17.412(cents) per therm for the first..........1,000 therms transported in each month

     Transportation Charge in excess of 1,000 therms in the months of May through October:

     10.737(cents) per therm for the next...........4,000 therms transported in each month
      7.000(cents) per therm in excess of...........5,000 therms transported in each month

     Transportation Charge in excess of 1,000 therms in the months of November through April:
     14.445(cents) per therm in excess of...........1,000 therms transported in each month

     These charges do not apply to gas sold to customer by PSE&G pursuant to Special Provisions (b) and (p).

     Other Charges:
     See Special Provisions (b), (f), (i) and (p).

MINIMUM CHARGE:

     The monthly minimum charge shall be $250.00.

DETERMINATION OF THERMS:

     The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per cubic feet which appears on every bill.

     The "therms multiplier" shall be on the basis of the actual heating value of the gas used.

TERMS OF PAYMENT:

     Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.



Date of Issue: January 16, 1989                      Effective: January 12, 1989
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated January 12, 1989 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

P.U.C.N.J. No. 10 GAS

                                                     Second Revised Sheet No. 41
                                                             Superseding
                                                      First Revised Sheet No. 41

                              RATE SCHEDULE TSG-F

                        FIRM TRANSPORTATION GAS SERVICE
                                  (Continued)

TERM:

    A minimum of one year from the commencement date specified in the Application for Firm Transportation Gas Service required by Special Provision (a). The term may be extended by agreement between customer and Public Service.

SPECIAL PROVISIONS:

(a) Customer will be required to sign a service agreement and service will be restricted to the maximum hourly, daily and monthly requirements specified. Upon request by the customer, Public Service may, in its sole discretion, accept and deliver natural gas volumes in excess of the maximum levels specified in the service agreement.

(b) Customer shall be responsible for scheduling the deliveries of its gas to Public Service and for maintaining a balance between its deliveries to Public Service and its usage.

    Customer and Public Service will schedule deliveries on a daily basis during any month on a mutually acceptable basis giving customer reasonable flexibility consistent with Public Service's operating limitations. Public Service shall maintain a cumulative account balance for customer which shall be debited with quantities of gas received by Public Service and credited with quantities of gas used by customer.

    If customer ends a season (end of months of April and October) with a positive account balance in excess of 30% of customer's usage in such season, customer shall pay Public Service 7 cents per therm for such positive balance in excess of 30%. Additionally, Public Service may interrupt the receipt of customer's gas until customer's balance in excess of 30% is eliminated.

    If customer ends a season with a negative account balance in excess of 15% of the quantity used by customer in such season, the quantity in excess of 15% will be purchased by the customer at the LVG Rate Schedule winter tail block rate (or successor rate schedule) plus the Raw Materials Adjustment Charge.

    Upon expiration of the service agreement, Public Service shall review the status of customer's account. In the event customer's account has a negative balance, the customer will be charged the LVG winter tail block rate (or successor rate) plus the Raw Materials Adjustment Charge for each therm of imbalance. If customer's account has a positive balance, customer will have thirty days within which to balance its account. If after the thirty days, customer has failed to balance his account, Public Service may retain at no cost the gas quantities then constituting the imbalance in customer's account, free and clear of any claims to title.

(c) Customer or customer's agent shall provide Public Service a statement specifying the quantities of gas delivered to Public Service for such customer. Failure to provide this information timely shall give Public Service the right to determine deliveries based upon records in its possession. Customer will be responsible for resolving with transporter any disagreement customer has relative to the accuracy of transporter's record of deliveries of gas to Public Service for customer.

(d) Customer or customer's agent shall provide Public Service with a minimum of twenty-four hours prior notice that the natural gas volumes customer intends to have transporter deliver to Public Service for customer's account.

(e) Upon advance notice of eight hours or more, from any hour of any day given to customer by Public Service by telephone, telegram or otherwise, customer shall discontinue the use of gas until further notice. Customer shall designate personnel who will accept such notification at any hour of any day. Public Service will not interrupt service to customer with respect to quantities of gas being delivered to Public Service by customer on any day unless operating limitations on Public Service's system preclude the delivery of such gas to customer.

Date of Issue: January 16, 1989                      Effective: January 12, 1989
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated January 12, 1989 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               First Revised Sheet No. 42
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                    Original Sheet No. 42


                              RATE SCHEDULE TSG-F

                        FIRM TRANSPORTATION GAS SERVICE
                                  (Continued)


(f) If customer does not discontinue the use of gas after notification pursuant to Special Provision (e), customer shall be charged ten times the commodity charge contained in Rate Schedule ISG for 0.3% No. 6 Oil (or successor rate schedule) for each therm of gas used by the customer in excess of the number of the therms of gas delivered to Public Service by the customer during each day of any interruption period.

(g) Upon the expiration of the service agreement, customer shall be eligible to receive gas service under Rate Schedule LVG (or successor rate schedule) providing customer notifies Public Service within 90 days of such expiration of its election to purchase such service. After ninety days customer's eligibility to receive gas sales service shall be the same as the eligibility of any new person or entity which is at the time requested gas sales service.

(h) Customer shall: make all the arrangements necessary; obtain from appropriate regulating bodies any approvals necessary; prepare any reports or other filings which any regulatory body may require; and be responsible for all costs, charges and expenses including but not limited to the payment to appropriate governmental entities for any tax or assessment relative to the acquisition, transportation or use of customer's gas supply.

(i) Customer will be required to make payment toward all the investment in facilities which Public Service installs to provide service under this rate schedule. Public Service will refund one-third of the TSG-F charge annually, up to a five-year period, not to exceed the cost of investment. The making of a payment shall not give the customer any interest in the facilities, the ownership being vested exclusively in Public Service.

(j) Customer warrants that at the time of delivery of gas to Public Service it will have good title to deliver all gas volumes made available.

(k) Metering shall include a recording device, furnished by Public Service. Customer shall furnish an electrical supply source, an individual message business control office line and arrange for data transmission of metering information and termination of data on an RJ45S modular jack.

(l) Service supplied under this rate schedule shall be separately metered and shall not be combined with use under any other rate schedule for billing purposes. Customer shall not be eligible to receive service under this rate schedule and any other rate schedule for the same equipment or for equipment supplying a common steam header during the term of the Service Agreement.

(m) Customer has installed and maintains complete and adequate standby equipment and fuel supply for operation with another fuel when the gas supply is interrupted.

(n) Public Service shall not be liable in any way for any failure in whole or in part, temporary or permanent, to deliver gas under this rate schedule.

(o)    Service under this rate schedule is not available for resale.

(p) Public Service, at its option, may sell gas to customer at a rate equivalent to the commodity charge under Rate Schedule ISG for the alternate fuel type specified in customer's affidavit, subject to the TSG floor price.

STANDARD TERMS AND CONDITIONS:

       This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive, of this Tariff, except Section 3, Extension of Distribution Mains, Section 5.2, Service Connection Charges,
       Section 7.6, Appliance Adjustments and Section 8.8, Proration of Monthly Charges.






Date of Issue:  December 27, 1989                   Effective:  December 6, 1989
 Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                                           Original Sheet No. 43
P.U.C.N.J. No. 10 GAS

                             RATE SCHEDULE TSG-NF

                      NON-FIRM TRANSPORTATION GAS SERVICE


APPLICABLE TO USE OF SERVICE FOR:

   General purposes where the maximum requirement for interruptible gas is not less than 150 therms per hour, where the customer has the installed capability to utilize an alternate type of fuel, and where the customer has a current fully executed contract(s) to purchase natural gas supplies and transport these supplies to interconnection points with Public Service's distribution system from which Public Service may receive and physically transport and deliver the customer's purchased gas supply.

CHARACTER OF SERVICE:

   Interruptible transportation.

RATE:

   Service Charge:
   $250.00 in each month.

   Transportation Charge:
   7.0 cents per transportation therm used by customer.

   This charge does not apply to gas sold to customer by PSE&G pursuant to Special Provisions (b) and (h).

   Other Charges:
   See SPECIAL PROVISIONS (b), (f), (h), and (j).

MINIMUM CHARGE:

   The monthly minimum charge shall be $250.00.

DETERMINATION OF THERMS:

   The number of therms used shall be determined by multiplying the number of hundred cubic feet used by the "therms multiplier" expressed in therms per hundred cubic feet which appears on every bill.

   The "therms multiplier" shall be on the basis of the actual heating value of the gas used.

TERMS OF PAYMENT:

   Bills are due on presentation subject to a late payment charge at the rate of 1.416% per monthly billing period in accordance with Section 8.13 of the Standard Terms and Conditions. Service to a body politic will not be subject to a late payment charge.

TERM:

   A minimum of one year from the commencement date specified in the Application for Non-Firm Transportation Gas Service required by Special Provision (a). The term may be extended by agreement between customer and Public Service.


Date of Issue: January 16, 1989                      Effective: January 12, 1989
  Issued by FREDRICK R. DE SANTI, Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated January 12, 1989 in Docket No. ER85121163

PUBLIC SERVICE ELECTRIC AND GAS COMPANY              First Revised Sheet No. 44
                                                            Superseding
P.U.C.N.J. No. 10 GAS                                  Original Sheet No. 44

                             RATE SCHEDULE TSG-NF

                      NON-FIRM TRANSPORTATION GAS SERVICE
                                  (Continued)

SPECIAL PROVISIONS:

(a) Customer will be required to sign a service agreement and service will be restricted to the maximum annual, daily, and hourly requirements, and the location and equipment specified. Attached to the service agreement will be a signed affidavit, certifying the specific grade of fuel oil (or oils) that can physically and legally be utilized by the installation being served. The affidavit shall include the percentage of operation which can physically and legally be served by each alternate fuel. The customer will submit, within 30 days of change in operations, a new affidavit to Public Service when such change effects its alternate fuel capability. Public Service reserves the right to inspect the customer's operation as to alternate fuel capability. Upon request by customer, Public Service may deliver available volumes of gas in excess of the maximum requirements, for limited periods. Such deliveries shall not be deemed to constitute a change in the requirements specified in the application.

(b) Customer shall be responsible for scheduling the deliveries of its gas to Public Service and for maintaining a balance between its deliveries to Public Service and its usage. Unless prior agreement is reached with Public Service, gas volumes that are delivered by customer to Public Service during any month shall be delivered at a substantially uniform daily rate. Public Service shall maintain a cumulative gas account balance for customer which shall be debited with quantities of gas received by Public Service and credited with quantities of gas used by customer. If at the end of any month customer's account balance is positive or negative in any amount in excess of 10% of customer's usage in such month, customer shall pay Public Service 3 cents per therm for any balance in excess of 10%. In any month immediately following a month for which customer was assessed an imbalance charge for having a negative balance in excess of 10%, customer, upon notification to Public Service, may elect to bring its account balance within 10% by purchasing gas form PSE&G at a rate equal to 110% of the commodity rate for service under Rate Schedule ISG for the type of alternate fuel specified in customer's affidavit.

     Upon expiration of the service agreement, Public Service shall review the status of customer's account. In the event customer's account has a negative balance, customer will be charged 110% of the applicable commodity charge under Rate Schedule ISG (or successor rate) for each therm of negative balance. If customer's account has a positive balance, customer will have thirty days within which to balance its account. If after thirty days, customer has failed to balance his account, Public Service may retain at no cost the gas volumes then constituting the balance in customer's account, free and clear of any claims to title.

(c) Customer or customer's agent shall provide Public Service a statement specifying the quantities of gas delivered to Public Service for such customer. Failure to provide this information timely shall give Public Service the right to determine deliveries based upon records in its possession. Customer will be responsible for resolving with transporter any disagreement customer has relative to the accuracy of transporter's record of deliveries of gas to Public Service for customer.

(d) Customer or customer's agent shall provide Public Service with a minimum of twenty-four hours prior notice of the natural gas volumes customer intends to have transporter deliver to Public Service for customer's account.

(e) Upon advance notice of eight hours or more, from any hour of any day given to customer by Public Service by telephone, telegram or otherwise, customer shall discontinue the use of gas until further notice; customer shall designate personnel who will accept such notification at any hour of any day. Public Service will not interrupt service to customer with respect to any quantities of gas being delivered to Public Service by customer on any day unless operating limitations on Public Service's system preclude the delivery of such gas to customer.

(f) If customer does not discontinue the use of gas after notification pursuant to Special Provision (e), customer shall be charged ten times the commodity charge contained in Rate Schedule ISG for 0.3% No. 6 Oil (or successor rate schedule) for each therm of gas used by the customer in excess of the number of the therms of gas delivered to Public Service by the customer during each day of any interruption period.

Date of issue: December 27, 1989                     Effective: December 6, 1989
Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
          Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GR89060622

PUBLIC SERVICE ELECTRIC AND GAS COMPANY               First Revised Sheet No. 45
                                                             Superseding
P.U.C.N.J. No. 10 GAS                                   Original Sheet No. 45

                             RATE SCHEDULE TSG-NF

                      NON-FIRM TRANSPORTATION GAS SERVICE
                                  (Continued)


(g) After the expiration of the service agreement, customer's eligibility to receive gas sales service shall be the same as the eligibility of any person or entity which is at that time requesting gas sales service as a new customer.

(h) Public Service, at its option, may sell gas to customer at a rate equal to the applicable commodity rate for service under Rate Schedule ISG for the alternate fuel category designated in customer's affidavit, subject to the TSG floor price.

(i) Customer shall: make all the arrangements necessary; obtain from appropriate regulating bodies any approvals necessary; prepare any reports or other filings which any regulatory body may require; and be responsible for all costs, charges and expenses including but not limited to the payment to appropriate governmental entities for any tax or assessment relative to the acquisition, transportation, or use of customer's gas supply.

(j) Customer will be required to make payment toward all the investment in facilities which Public Service installs to provide service under this rate schedule. The making of a payment shall not give the customer any interest in the facilities, the ownership being vested exclusively in Public Service.

(k) Customer warrants that at the time of delivery of gas to Public Service it will have good title to deliver all gas volumes made available.

(l) Metering shall include a recording device, furnished by Public Service. Customer shall furnish an electrical supply source, an individual message business control office line and arrange for data transmission of metering information and termination of data on an RJ45S modular jack.

(m) Service supplied under this rate schedule shall be separately metered and shall not be combined with use under any other rate schedule for billing purposes. Customer shall not be eligible to receive service under this rate schedule and any other rate schedule for the same equipment or for equipment supplying a common steam header during the term of this agreement.

(n) Customer has installed and maintains complete and adequate standby equipment and fuel supply for operation with another fuel when the gas supply in interrupted.

(o) Public Service shall not be liable in any way for any failure in whole or in part, temporary or permanent, to deliver gas under this rate schedule.

(p) Service under this rate schedule is not available for resale.

STANDARD TERMS AND CONDITIONS:

    This rate schedule is subject to the Standard Terms and Conditions on Sheets Nos. 6 to 18, inclusive, of this Tariff, except Section 3, Extension of Distribution Mains, Section 5.2 Service Connection Charges, Section 7.6, Appliance Adjustments and Section 8.8, Proration of Monthly Charges.



Date of Issue: December 27, 1989                     Effective: December 6, 1989
Issued by ROBERT J. DOUGHERTY, JR., Senior Vice President--Customer Operations
                    80 Park Plaza, Newark, New Jersey 07101
 Filed pursuant to Order of Board of Public Utilities, dated in Docket No. GR89060622

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10-GAS
CANCELLING
B.P.U. NO. 9-GAS
--------------------------------------------------------------------------------


                                   EXHIBIT B

                           ELIZABETHTOWN BASE RATES





                           ELIZABETHTOWN GAS COMPANY

                            TARIFF FOR GAS SERVICE

--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective: Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10-GAS
CANCELLING                                                  SECTION I
B.P.U. NO. 9-GAS                                            ORIGINAL SHEET NO. 1
--------------------------------------------------------------------------------


                               TABLE OF CONTENTS

                                   SECTION 1


                                                   Sheet No.
                                                   ---------
                Cover Page                         Unnumbered
                Table of Contents                    1, 2, 3
                Territory Served                       4
                Standard Terms and Conditions       5 thru 29





--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective: Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10-GAS
CANCELLING                                                  SECTION I
B.P.U. NO. 9-GAS                                            ORIGINAL SHEET NO. 2
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                  SECTION II

             SERVICE CLASSIFICATIONS LISTED BELOW ARE AVAILABLE IN THE ENTIRE TERRITORY SERVED BY ELIZABETHTOWN GAS COMPANY

                                                        Service
Applicable to:                       For:            Classification   Seet No.
--------------                 -----------------     --------------   --------
FIRM SALES SERVICE
------------------

Residential Customers          Residential Service        RS          1, 2, 3

Commercial and Industrial      General Service            GS          4, 5, 6
Customers

Multiple Family, Governmental  Heating, Cooking, Water   MFS          7, 8, 9
Buildings, Religious           Heating, and other uses
Institutions, Hospitals and
Nursing Homes

Multiple Family, Governmental  Building Heating and       TC          10, 11, 12
Buildings, Religious           Water Heating                          13, 14
Institutions, Hospitals and
Nursing Homes and
Commerical Customers

Commercial and Industrial      Large Volume Demand       LVD          15, 16, 17
Customers                      Service

Industrial Customers           Industrial Process        IPF          18, 19
                               Service                                20, 21, 22

Commercial and Industrial      Cogeneration Service      CSF          23, 24, 25
Service

Commercial and Industrial      Air Conditioning          CIAC         26, 27, 28
Service                        and Refrigeration

All Customers                  Unmetered Outdoor Gas      GLS         29, 30
                               Lighting

--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective: Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10-GAS
CANCELLING                                                  SECTION I
B.P.U. NO. 9-GAS                                            ORIGINAL SHEET NO. 3
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                  SECTION II
                                  (Continued)

             SERVICE CLASSIFICATIONS LISTED BELOW ARE AVAILABLE IN THE ENTIRE TERRITORY SERVED BY ELIZABETHTOWN GAS COMPANY

                                                    Service
Applicable to:                    For:           Classification  Seet No.
--------------              -----------------    --------------  --------
NON-FIRM SALES SERVICE
----------------------

Commercial and Industrial Interruptible Cogeneration   CSI    31, 32, 33,
Service                   Service                             34, 35

Commercial and Industrial Interruptible Service        IS     36, 37, 38,
Service                                                       39, 40

Industrial and Public     Contract Service             CS     41, 42, 43, 44,
Utility Customers                                             45, 46, 47

Industrial Service        Supplemental Interruptible  SIS     48, 49, 50
                          Service

SPECIAL SERVICES
----------------

Commercial and Industrial Firm Transportation Service  FTS    51, 52, 53, 54,
Service                                                       55, 56, 57, 58

Industrial Customers      Interruptible Transportation ITS    59, 60, 61, 62, 63
                          Service                             64, 65, 66, 67

Commercial and Industrial Storage Service               SS    68, 69, 70, 71
Service

RIDERS
------

Rider "A" to Tariff for Gas Service                           72, 73, 74
Levelized Gas Adjustment Clause

Supplement to Rider "A"                                       75

--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective: Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10-GAS
CANCELLING                                                 SECTION II
B.P.U. NO. 9-GAS                                           ORIGINAL SHEET NO. 72
--------------------------------------------------------------------------------

                                   RIDER "A"

                        LEVELIZED GAS ADJUSTMENT CLAUSE

APPLICABLE TO ALL SERVICE CLASSIFICATIONS EXCEPT SERVICE CLASSIFICATION CFS, CIAC, GLS, CSI, CS, SIS, FTS, ITS AND SS

        Whenever the cost to the Gas Company of purchased pipeline gas or the cost of any gas or fuel to be used as a substitute for or supplemental to purchased pipeline gas including the cost of storing said gases or fuel and GRI costs is increased or decreased from the $0.3100 per therm costs, included in base tariff rates, the rate for gas quoted in this Tariff under the Service Classifications shown above, except as may be otherwise provided for in the individual Service Classification, shall be adjusted by applying a Levelized Gas Adjustment (LGAC) rate determined as follows:

        (a) The cost to the Gas Company of gas as (described above) during the twelve-month period beginning the next October 1 and going through the succeeding September 30 shall be estimated.

        (b) The total costs as defined in (a) above shall be added to the inventory value estimated as of the next October 1 less the inventory value as estimated for the succeeding September 30 in the "Monthly Ending Inventory Calculation".

        (c)  The sum resulting in (b) above shall be adjusted to reflect:

             1. (Over) under recovery of costs from the preceding LGAC period.
                Such costs shall be determined using the methodology, as described herein as applied to actual incurred costs and gas costs recovered.

--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective: Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10 - GAS
CANCELLING                                                            SECTION II
B.P.U. NO. 9 - GAS                                         ORIGINAL SHEET NO. 73
--------------------------------------------------------------------------------

                                   RIDER "A"

                        LEVELIZED GAS ADJUSTMENT CLAUSE
                        -------------------------------
                                  (continued)

          2. Interest on the cumulative (over) under recovery of cost from the preceding LGAC period but only when the interest is a credit. Such interest being calculated on the cumulative (over) under recovery for each month of the prior period LGAC on the average beginning and ending monthly balance at a rate equivalent to the Company's allowed overall rate of return.

          3. Estimated supplier refunds for the twelve-month period beginning on the next October 1 and going through the succeeding
              September 30.

          4. Adjustments as may result from the operation of other tariff provisions.

     (d) The adjusted costs resulting from (c) above shall be divided by the estimated applicable sales for the period beginning the next October 1 and going through the succeeding September 30, or the period over which the rate is to be in effect, to determine the unit cost. The difference between this unit cost and the unit charge of $0.3100 per therm in base tariff rates shall be multiplied by a factor to adjust for increases in taxes and assessments. The result shall be the Levelized Gas Adjustment (LGAC) rate.

     The Levelized Gas Adjustment rate as calculated in (d) will be in effect for a period beginning on or about October 1 of each year and going through September 30 of the following year. It may be adjusted to reflect changes in prices or volumes significantly different than those initially proposed and for reconciliations between estimated and actual results in the previous LGAC period.


--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective:  Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabethtown Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10 - GAS
CANCELLING                                                            SECTION II
B.P.U. NO. 9 - GAS                                         ORIGINAL SHEET NO. 74
--------------------------------------------------------------------------------

                                   RIDER "A"

                        LEVELIZED GAS ADJUSTMENT CLAUSE
                        -------------------------------
                                  (continued)


      The annual filing for the adjustment on or about October 1 of each year shall be made no later than July of each year and shall be based on actual figures and experiences then available with estimates of remaining requirements.















--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective:  Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabeth Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

ELIZABETHTOWN GAS COMPANY
B.P.U. NO. 10 - GAS
CANCELLING                                                            SECTION II
B.P.U. NO. 9 - GAS                                            FIRST SHEET NO. 75
--------------------------------------------------------------------------------

                            SUPPLEMENT TO RIDER "A"

                        LEVELIZED GAS ADJUSTMENT CLAUSE
                        -------------------------------





          Applicable to Commodity Volumes
        of gas used under all service
        classifications except "Service
        Classification - CSF, CIAC, GLS,
        CSI, CS, SIS, FTS, ITS and SS                         $0.0300 per therm










--------------------------------------------------------------------------------
Date of Issue:  February 1, 1990                   Effective:  Service rendered
                                                   on and after February 1, 1990
Issued by:  Frederick W. Sullivan, Pres.
            One Elizabeth Plaza
            Union, New Jersey

Filed Pursuant to Order of the Board of Public Utility Commissioners dated February 1, 1990 in Docket No. GR88121321

                                   EXHIBIT C
                                   ---------

                                      [*]

                                   EXHIBIT D
                                   ---------

                                      [*]

                                   EXHIBIT E
                                   ---------

                                      [*]

                                   EXHIBIT F
                                   ---------

                                      [*]

                                   EXHIBIT G
                                   ---------

                                      [*]

                                                                       EXHIBIT H
                                                                       LETTER #1






                                 June 20, 1990


Cogen Technologies Linden Limited, L.P.
1600 Smith Street
Suite 5000, 50th Floor
Houston, TX  77002


          Re:  Gas Service Agreement Dated June 22, 1990


Gentlemen:

          Pursuant to paragraph 3.10 of the above-captioned agreement (the "Agreement"), Public Service Electric and Gas Company and Elizabethtown Gas Company ("Sellers") hereby represent that they have entered into contracts with one or more natural gas interstate pipeline companies ("Transporter(s)") for Sellers to acquire firm transportation capacity on Transporter(s)' systems and that, when in service, such capacity, combined with other capacity available to Sellers, will be sufficient to permit Sellers to render the services to be provided under the Agreement. Consistent with said paragraph 3.10, please furnish the required [*] letter of credit to Sellers within five (5) business days of the Construction Conversion Date or, if later, five (5) business Days of your receipt of this letter.

                                       Very truly yours,

                                                                       EXHIBIT H
                                                                       LETTER #2






                                 June 20, 1990


Cogen Technologies Linden Limited, L.P.
1600 Smith Street
Suite 5000, 50th Floor
Houston, TX  77002


          Re:  Gas Service Agreement Dated June 22, 1990


Gentlemen:

          Pursuant to paragraph 3.10 of the above-captioned agreement (the "Agreement"), Public Service Electric and Gas Company and Elizabethtown Gas Company ("Sellers") hereby represent that the Federal Energy Regulatory Commission ("FERC") has issued a final order granting a certificate of public convenience and necessity to one or more natural gas interstate pipeline companies ("Transporter(s)") to provide firm transportation capacity to Sellers which, when in service together with other capacity available to Sellers, will be sufficient to permit Sellers to render firm, uninterruptible delivery service of at least the Minimum Quantity pursuant to the terms of the Agreement. Consistent with said paragraph 3.10, please furnish the required [*] letter of credit within five (5) business days of your receipt of this letter.

                                       Very truly yours,

                                                                       EXHIBIT H
                                                                       LETTER #3






                                 June 20, 1990


Cogen Technologies Linden Limited, L.P.
1600 Smith Street
Suite 5000, 50th Floor
Houston, TX  77002


          Re:  Gas Service Agreement Dated June 22, 1990


Gentlemen:

          Pursuant to paragraph 3.10 of the above-captioned agreement (the "Agreement"), Public Service Electric and Gas Company and Elizabethtown Gas Company ("Sellers") hereby represent that Sellers will have available firm transportation capacity on the systems of one or more natural gas interstate pipeline companies and will be prepared on the Requested Service Date to render firm, uninterruptible delivery service of at least the Minimum Quantity under, and subject to the other provisions of, the Agreement on a year-round basis in accordance with the terms of the Agreement. Consistent with said paragraph 3.10, please furnish the final, required [*] letter of credit within five (5) business days of your receipt of this letter.

                                       Very truly yours,